CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$558.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 principal amount of the Securities (CUSIP: 06739J3K7). A filing fee of $111.60 for the issuance of $2,000,000 principal amount of the Securities (CUSIP: 06739J3K7) was previously paid in connection with the filing dated November 30, 2009. The new aggregate issuance amount of the Securities is $12,000,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated September 14, 2009)
November 23, 2009, as amended December 9, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: November 30, 2009

•	Initial valuation date: November 23, 2009‡‡

•	Final valuation date: May 21, 2010‡‡

•	Maturity date: May 26, 2010‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.85%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA- by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount		Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$13.06	PS-9	AA	$4,000,000		11.25%	70.0%	98.375%	$3,935,000	1.625%	$65,000	E-3825	06739J3J0/ US06739J3J05
Barrick Gold Corporation	$43.88	PS-11	ABX	$12,000,000	***	10.00%	75.0%	98.375%	$11,805,000	1.625%	$195,000	E-3826	06739J3K7/ US06739J3K77
Arch Coal, Inc.	$21.86	PS-13	ACI	$2,000,000		11.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3827	06739J3L5/ US06739J3L50
The AES Corporation	$12.84	PS-15	AES	$2,000,000		10.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3828	06739J3M3/ US06739J3M34
AK Steel Holding Corporation	$19.14	PS-17	AKS	$2,500,000		17.75%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3829	06739J3N1/ US06739J3N17
American Express Company	$41.63	PS-19	AXP	$4,000,000		9.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3830	06739J3P6/ US06739J3P64
Bucyrus International, Inc.	$52.22	PS-21	BUCY	$1,000,000		12.25%	65.0%	98.375%	$983,750	1.625%	$16,250	E-3831	06739J3Q4/ US06739J3Q48
Chicago Bridge & Iron Company N.V.	$19.31	PS-23	CBI	$2,000,000		12.25%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3832	06739J3R2/ US06739J3R21
Chesapeake Energy Corporation	$23.20	PS-25	CHK	$3,000,000		11.25%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3833	06739J3S0/ US06739J3S04
Cliffs Natural Resources Inc.	$42.54	PS-27	CLF	$1,000,000		15.25%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3834	06739JS79/ US06739JS794
Canadian Natural Resources Limited	$67.25	PS-29	CNQ	$2,000,000		9.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3835	06739JS87/ US06739JS877
Cabot Oil & Gas Corporation	$38.26	PS-31	COG	$1,000,000		10.75%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3836	06739JS95/ US06739JS950
CEMEX, S.A.B. de C.V. (ADR)	$11.34	PS-33	CX	$2,000,000		15.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3837	06739JT29/ US06739JT297
Deere & Company	$51.85	PS-35	DE	$4,000,000		10.00%	80.0%	98.375%	$3,935,000	1.625%	$65,000	E-3838	06739JT37/ US06739JT370
The Dow Chemical Company	$27.97	PS-37	DOW	$3,000,000		10.50%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-3839	06739JT45/ US06739JT453
DryShips Inc.	$6.19	PS-39	DRYS	$3,000,000		20.00%	65.0%	98.375%	$2,951,250	1.625%	$48,750	E-3840	06739JT52/ US06739JT529
El Paso Corp.	$9.65	PS-41	EP	$2,000,000		10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-3841	06739JT60/ US06739JT602
Electronic Arts Inc.	$17.25	PS-43	ERTS	$3,000,000		9.00%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3842	06739JT78/ US06739JT784
Ford Motor Company	$8.73	PS-45	F	$3,500,000		10.75%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-3843	06739JT86/ US06739JT867
First Solar, Inc.	$121.42	PS-47	FSLR	$5,000,000		15.00%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-3844	06739JT94/ US06739JT941
Frontier Oil Corporation	$12.18	PS-49	FTO	$2,000,000		14.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3845	06739JU27/ US06739JU279
Goldcorp Inc.	$44.31	PS-61	GG	$3,000,000		10.25%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3846	06739JU35/ US06739JU352
Green Mountain Coffee Roasters, Inc.	$65.44	PS-63	GMCR	$1,000,000		14.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3847	06739JU43/ US06739JU436
The Goodyear Tire & Rubber Company	$13.94	PS-65	GT	$1,000,000		14.25%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3848	06739JU50/ US06739JU501
Harley-Davidson, Inc.	$28.66	PS-67	HOG	$2,000,000		13.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3849	06739JU68/ US06739JU683
Intercontinental Exchange, Inc.	$108.60	PS-69	ICE	$1,000,000		10.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3850	06739JU76/ US06739JU766
International Paper Co.	$25.22	PS-71	IP	$2,000,000		11.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3851	06739JU84/ US06739JU840
J.C. Penney Company, Inc.	$29.21	PS-73	JCP	$2,000,000		11.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3852	06739JU92/ US06739JU923
JPMorgan Chase & Co.	$43.28	PS-75	JPM	$4,000,000		9.50%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-3853	06739JV26/ US06739JV269
Kinross Gold Corporation	$19.59	PS-77	KGC	$1,000,000		14.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3854	06739JV34/ US06739JV343
Las Vegas Sands Corp.	$16.04	PS-79	LVS	$1,000,000		18.25%	60.0%	98.375%	$983,750	1.625%	$16,250	E-3855	06739JV42/ US06739JV426
Massey Energy Company	$37.83	PS-81	MEE	$2,000,000		14.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3856	06739JV59/ US06739JV590
The Mosaic Company	$54.98	PS-83	MOS	$2,000,000		11.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3857	06739JV67/ US06739JV673
Motorola, Inc.	$8.30	PS-85	MOT	$2,000,000		10.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3858	06739JV75/ US06739JV756
Morgan Stanley	$32.62	PS-87	MS	$3,000,000		11.50%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3859	06739JV83/ US06739JV830
Nabors Industries Ltd.	$20.35	PS-89	NBR	$2,000,000		12.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3860	06739JV91/ US06739JV913
Noble Corporation	$40.91	PS-91	NE	$2,000,000		9.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3861	06739JW25/ US06739JW259
News Corporation (Class A)	$12.01	PS-93	NWSA	$1,000,000		10.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3862	06739JW33/ US06739JW333
Palm, Inc.	$11.47	PS-95	PALM	$2,000,000		18.75%	55.0%	98.375%	$1,967,500	1.625%	$32,500	E-3863	06739JW41/ US06739JW416
Potash Corporation of Saskatchewan Inc.	$113.78	PS-97	POT	$2,000,000		9.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3865	06739JW66/ US06739JW663
Prudential Financial, Inc.	$49.08	PS-99	PRU	$1,000,000		11.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3866	06739JW74/ US06739JW747
Patterson-UTI Energy, Inc.	$15.20	PS-101	PTEN	$1,000,000		11.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-3867	06739JW82/ US06739JW820
Plains Exploration & Production Company	$27.19	PS-103	PXP	$1,000,000		13.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3868	06739JW90/ US06739JW903
Research In Motion Limited	$60.00	PS-105	RIMM	$4,000,000		13.00%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-3869	06739JX24/ US06739JX240
RadioShack Corporation	$18.99	PS-107	RSH	$1,000,000		10.75%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3870	06739JX32/ US06739JX323
Scientific Games Corporation	$14.55	PS-109	SGMS	$1,000,000		13.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3871	06739JX40/ US06739JX406
Silver Wheaton Corp.	$16.25	PS-111	SLW	$2,000,000		17.50%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3872	06739JX57/ US06739JX570
Superior Energy Services, Inc.	$22.04	PS-113	SPN	$1,000,000		10.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-3873	06739JX65/ US06739JX653
SunPower Corporation	$21.06	PS-115	SPWRA	$3,000,000		16.00%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-3874	06739JX73/ US06739JX737
Suntech Power Holdings Co., Ltd. (ADR)	$15.52	PS-117	STP	$2,000,000		20.00%	65.0%	98.375%	$1,967,500	1.625%	$32,500	E-3875	06739JX81/ US06739JX810
Seagate Technology	$15.92	PS-119	STX	$2,000,000		13.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3876	06739JX99/ US06739JX992
Suncor Energy Inc.	$36.67	PS-121	SU	$2,000,000		9.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3877	06739JY23/ US06739JY230
Southwestern Energy Company	$42.28	PS-123	SWN	$2,000,000		10.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3878	06739JY31/ US06739JY313
TCF Financial Corporation	$12.66	PS-125	TCB	$3,000,000		11.25%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3879	06739JY49/ US06739JY495
Terex Corporation	$19.73	PS-127	TEX	$2,000,000		16.75%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-3880	06739JY56/ US06739JY560
T. Rowe Price Group	$49.48	PS-129	TROW	$2,000,000		9.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3881	06739JY64/ US06739JY644
Tesoro Corporation	$13.11	PS-131	TSO	$2,000,000		13.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3882	06739JY72/ US06739JY727
Valero Energy Corporation	$16.23	PS-133	VLO	$2,000,000		9.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-3883	06739JY80/ US06739JY800
Wells Fargo & Company	$28.07	PS-135	WFC	$3,500,000		11.00%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-3884	06739JY98/ US06739JY982
Whole Foods Market, Inc.	$26.73	PS-137	WFMI	$3,000,000		10.75%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-3885	06739JZ22/ US06739JZ229
Weatherford International Ltd.	$16.30	PS-139	WFT	$4,000,000		10.50%	70.0%	98.375%	$3,935,000	1.625%	$65,000	E-3886	06739JZ30/ US06739JZ302

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $12,000,000 includes an issuance of $10,000,000 aggregate principal amount of the Notes on December 10, 2009. The original $2,000,000 aggregate principal amount of the Notes was issued on November 30, 2009. The Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA- by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

The Company is global, operating in 35 countries. North America is the largest market with 54% of the Company’s revenues. Europe is also a significant market with 26% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
November 23, 2009*	$15.10	$11.89	$13.06

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $13.06

Protection level: 70.00%

Protection price: $9.14

Physical delivery amount: 76 ($1,000/Initial price)

Fractional shares: 0.569678

Coupon: 11.25% per annum

Maturity: May 26, 2010

Dividend yield: 2.01% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		101.01%
+ 90%	5.625%		91.01%
+ 80%	5.625%		81.01%
+ 70%	5.625%		71.01%
+ 60%	5.625%		61.01%
+ 50%	5.625%		51.01%
+ 40%	5.625%		41.01%
+ 30%	5.625%		31.01%
+ 20%	5.625%		21.01%
+ 10%	5.625%		11.01%
+ 5%	5.625%		6.01%

0%	5.625%		1.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-3.99%
- 10%	5.625%	-4.375%	-8.99%
- 20%	5.625%	-14.375%	-18.99%
- 30%	5.625%	-24.375%	-28.99%
- 40%	N/A	-34.375%	-38.99%
- 50%	N/A	-44.375%	-48.99%
- 60%	N/A	-54.375%	-58.99%
- 70%	N/A	-64.375%	-68.99%
- 80%	N/A	-74.375%	-78.99%
- 90%	N/A	-84.375%	-88.99%
- 100%	N/A	-94.375%	-98.99%

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2009 project and development expenses to increase from 2008.

In 2006, Barrick completed the acquisition of Placer Dome, which included twelve mines and four projects. In connection with the acquisition of Placer Dome, Barrick completed the sale to Goldcorp Inc. of all of Placer Dome’s Canadian properties and operations, including all historic mining, reclamation and exploration properties, Placer Dome’s interest in the La Coipa mine in Chile, and a 40% interest in the Pueblo Viejo project. Barrick sold its interest in the South Deep mine, acquired in connection with the Placer Dome acquisition, in late 2006. In 2007, Barrick expanded its projects through the acquisition of a 51% interest in the Cerro Casale copper-gold deposit in Chile, and a package of exploration licenses in Papua New Guinea from Highlands Pacific. Barrick increased its interest in the Porgera mine from 75% to 95%. In 2008, Barrick increased its ownership in the Cortez property from 60% to 100%. In 2008, Barrick acquired all of the issued and outstanding shares of Cadence Energy Inc. including the oil and gas assets at Sturgeon Lake, Alberta from Daylight Resources Trust. The Cadence Energy Inc. and Daylight Resources Trust acquisitions together comprise Barrick Energy Inc. (formerly Cadence Energy Inc.) (“Barrick Energy”). In January 2009, Barrick entered into an agreement to acquire an additional 50% interest in the Hemlo property from Teck Cominco Limited in order to consolidate Barrick’s 100% ownership of the Hemlo property.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 31, 2009	$40.90	$25.54	$32.42
June 30, 2009	$38.96	$27.09	$33.55
September 30, 2009	$41.98	$30.67	$37.90
December 8, 2009*	$48.02	$34.50	$40.51

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 8, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $43.88

Protection level: 75.00%

Protection price: $32.91

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.789426

Coupon: 10.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.93% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.47%
+ 90%	5.00%		90.47%
+ 80%	5.00%		80.47%
+ 70%	5.00%		70.47%
+ 60%	5.00%		60.47%
+ 50%	5.00%		50.47%
+ 40%	5.00%		40.47%
+ 30%	5.00%		30.47%
+ 20%	5.00%		20.47%
+ 10%	5.00%		10.47%
+ 5%	5.00%		5.47%

0%	5.00%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.53%
- 10%	5.00%	-5.00%	-9.53%
- 20%	5.00%	-15.00%	-19.53%
- 30%	N/A	-25.00%	-29.53%
- 40%	N/A	-35.00%	-39.53%
- 50%	N/A	-45.00%	-49.53%
- 60%	N/A	-55.00%	-59.53%
- 70%	N/A	-65.00%	-69.53%
- 80%	N/A	-75.00%	-79.53%
- 90%	N/A	-85.00%	-89.53%
- 100%	N/A	-95.00%	-99.53%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2008, the company operated 20 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2008, the Company sold approximately 139.6 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
November 23, 2009*	$25.86	$20.07	$21.86

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $21.86

Protection level: 70.00%

Protection price: $15.30

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.745654

Coupon: 11.00% per annum

Maturity: May 26, 2010

Dividend yield: 1.67% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.84%
+ 90%	5.50%		90.84%
+ 80%	5.50%		80.84%
+ 70%	5.50%		70.84%
+ 60%	5.50%		60.84%
+ 50%	5.50%		50.84%
+ 40%	5.50%		40.84%
+ 30%	5.50%		30.84%
+ 20%	5.50%		20.84%
+ 10%	5.50%		10.84%
+ 5%	5.50%		5.84%

0%	5.50%		0.84%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.16%
- 10%	5.50%	-4.50%	-9.16%
- 20%	5.50%	-14.50%	-19.16%
- 30%	5.50%	-24.50%	-29.16%
- 40%	N/A	-34.50%	-39.16%
- 50%	N/A	-44.50%	-49.16%
- 60%	N/A	-54.50%	-59.16%
- 70%	N/A	-64.50%	-69.16%
- 80%	N/A	-74.50%	-79.16%
- 90%	N/A	-84.50%	-89.16%
- 100%	N/A	-94.50%	-99.16%

The AES Corporation

According to publicly available information, The AES Corporation (the “Company”) is a global power holding company incorporated in Delaware in 1981. Through its subsidiaries, the Company operates a portfolio of electricity generation and distribution businesses and investments on five continents and in 29 countries. The Company operates two types of businesses. The first is the Generation business, where the Company owns and/or operates power plants to generate and sell power to wholesale customers such as utilities or other intermediaries. The second is the Utilities business, where the Company owns and/or operates utilities to distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors in a defined service area. In addition to its traditional generation and distribution operations, the Company is also developing an alternative energy business that includes strategic initiatives such as wind generation and climate solutions.

The linked share’s SEC file number is 001-12291.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.50	$7.42	$9.44
March 31, 2004	$10.85	$7.65	$8.53
June 30, 2004	$10.24	$7.56	$9.93
September 30, 2004	$10.66	$9.09	$9.99
December 31, 2004	$13.71	$10.00	$13.67
March 31, 2005	$17.96	$12.68	$16.38
June 30, 2005	$17.55	$13.00	$16.38
September 30, 2005	$16.75	$14.64	$16.43
December 30, 2005	$17.25	$14.81	$15.83
March 31, 2006	$18.88	$15.63	$17.06
June 30, 2006	$18.85	$16.15	$18.45
September 29, 2006	$21.47	$18.25	$20.39
December 29, 2006	$23.85	$20.02	$22.04
March 30, 2007	$23.00	$19.44	$21.52
June 29, 2007	$24.24	$20.54	$21.88
September 28, 2007	$23.39	$16.69	$20.04
December 31, 2007	$23.09	$19.78	$21.39
March 31, 2008	$22.48	$15.72	$16.67
June 30, 2008	$20.46	$16.68	$19.21
September 30, 2008	$19.50	$10.91	$11.69
December 31, 2008	$11.67	$5.80	$8.24
March 31, 2009	$9.48	$4.80	$5.81
June 30, 2009	$11.62	$5.62	$11.61
September 30, 2009	$15.33	$10.67	$14.82
November 23, 2009*	$15.44	$12.56	$12.84

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AES

Initial price: $12.84

Protection level: 75.00%

Protection price: $9.63

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.881620

Coupon: 10.50% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. As of December 31, 2008, the Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
November 23, 2009*	$21.74	$15.04	$19.14

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $19.14

Protection level: 70.00%

Protection price: $13.40

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.246604

Coupon: 17.75% per annum

Maturity: May 26, 2010

Dividend yield: 1.04% per annum

Coupon amount per monthly: $14.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.875%		100.52%
+ 90%	8.875%		90.52%
+ 80%	8.875%		80.52%
+ 70%	8.875%		70.52%
+ 60%	8.875%		60.52%
+ 50%	8.875%		50.52%
+ 40%	8.875%		40.52%
+ 30%	8.875%		30.52%
+ 20%	8.875%		20.52%
+ 10%	8.875%		10.52%
+ 5%	8.875%		5.52%

0%	8.875%		0.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.875%	3.875%	-4.48%
- 10%	8.875%	-1.125%	-9.48%
- 20%	8.875%	-11.125%	-19.48%
- 30%	8.875%	-21.125%	-29.48%
- 40%	N/A	-31.125%	-39.48%
- 50%	N/A	-41.125%	-49.48%
- 60%	N/A	-51.125%	-59.48%
- 70%	N/A	-61.125%	-69.48%
- 80%	N/A	-71.125%	-79.48%
- 90%	N/A	-81.125%	-89.48%
- 100%	N/A	-91.125%	-99.48%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world as of December 31, 2008. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
November 23, 2009*	$42.19	$31.69	$41.63

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $41.63

Protection level: 75.00%

Protection price: $31.22

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.021139

Coupon: 9.00% per annum

Maturity: May 26, 2010

Dividend yield: 1.74% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.87%
+ 90%	4.50%		90.87%
+ 80%	4.50%		80.87%
+ 70%	4.50%		70.87%
+ 60%	4.50%		60.87%
+ 50%	4.50%		50.87%
+ 40%	4.50%		40.87%
+ 30%	4.50%		30.87%
+ 20%	4.50%		20.87%
+ 10%	4.50%		10.87%
+ 5%	4.50%		5.87%

0%	4.50%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.13%
- 10%	4.50%	-5.50%	-9.13%
- 20%	4.50%	-15.50%	-19.13%
- 30%	N/A	-25.50%	-29.13%
- 40%	N/A	-35.50%	-39.13%
- 50%	N/A	-45.50%	-49.13%
- 60%	N/A	-55.50%	-59.13%
- 70%	N/A	-65.50%	-69.13%
- 80%	N/A	-75.50%	-79.13%
- 90%	N/A	-85.50%	-89.13%
- 100%	N/A	-95.50%	-99.13%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2008, the size of the Company’s installed base of surface and mining original equipment was approximately $17.6 billion and $10 billion. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 0-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
November 23, 2009*	$55.44	$31.80	$52.22

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $52.22

Protection level: 65.00%

Protection price: $33.94

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.149751

Coupon: 12.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.19% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.10%
+ 90%	6.125%		90.10%
+ 80%	6.125%		80.10%
+ 70%	6.125%		70.10%
+ 60%	6.125%		60.10%
+ 50%	6.125%		50.10%
+ 40%	6.125%		40.10%
+ 30%	6.125%		30.10%
+ 20%	6.125%		20.10%
+ 10%	6.125%		10.10%
+ 5%	6.125%		5.10%

0%	6.125%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.90%
- 10%	6.125%	-3.875%	-9.90%
- 20%	6.125%	-13.875%	-19.90%
- 30%	6.125%	-23.875%	-29.90%
- 40%	N/A	-33.875%	-39.90%
- 50%	N/A	-43.875%	-49.90%
- 60%	N/A	-53.875%	-59.90%
- 70%	N/A	-63.875%	-69.90%
- 80%	N/A	-73.875%	-79.90%
- 90%	N/A	-83.875%	-89.90%
- 100%	N/A	-93.875%	-99.90%

Chicago Bridge & Iron Company N.V.

According to publicly available information, Chicago Bridge & Iron Company N.V. (the “Company”) is an engineering, procurement and construction provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. The company has a presence in about 80 locations and has approximately 17,000 employees worldwide. As of December 31, 2008, the Company executed more than 600 projects in over 70 countries for customers in a variety of industries.

Within its operating segments, the Company serve under four broad market sectors: Liquefied Natural Gas (“LNG”), Energy Processes, Steel Plate Structures, and Lummus Technologies. Through these market sectors, the Company offer services both independently and on an integrated basis.

The linked share’s SEC file number is 001-12815.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$15.00	$12.00	$14.45
March 31, 2004	$16.25	$12.25	$13.92
June 30, 2004	$15.18	$10.80	$13.93
September 30, 2004	$15.23	$13.25	$15.00
December 31, 2004	$20.56	$14.49	$20.00
March 31, 2005	$23.87	$17.85	$22.02
June 30, 2005	$25.25	$19.10	$22.86
September 30, 2005	$32.95	$22.83	$31.09
December 30, 2005	$32.75	$19.50	$25.21
March 31, 2006	$31.85	$19.80	$24.00
June 30, 2006	$27.50	$21.78	$24.15
September 29, 2006	$27.78	$22.75	$24.06
December 29, 2006	$29.74	$23.17	$27.34
March 30, 2007	$31.50	$25.83	$30.75
June 29, 2007	$40.05	$30.10	$37.74
September 28, 2007	$44.84	$30.06	$43.06
December 31, 2007	$62.94	$41.49	$60.44
March 31, 2008	$63.47	$35.21	$39.24
June 30, 2008	$49.82	$37.50	$39.82
September 30, 2008	$40.20	$15.95	$19.24
December 31, 2008	$19.05	$5.13	$10.05
March 31, 2009	$13.88	$4.64	$6.27
June 30, 2009	$13.87	$5.95	$12.40
September 30, 2009	$18.94	$9.08	$18.68
November 23, 2009*	$21.44	$17.00	$19.31

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBI

Initial price: $19.31

Protection level: 70.00%

Protection price: $13.52

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.786639

Coupon: 12.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.21% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.11%
+ 90%	6.125%		90.11%
+ 80%	6.125%		80.11%
+ 70%	6.125%		70.11%
+ 60%	6.125%		60.11%
+ 50%	6.125%		50.11%
+ 40%	6.125%		40.11%
+ 30%	6.125%		30.11%
+ 20%	6.125%		20.11%
+ 10%	6.125%		10.11%
+ 5%	6.125%		5.11%

0%	6.125%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.89%
- 10%	6.125%	-3.875%	-9.89%
- 20%	6.125%	-13.875%	-19.89%
- 30%	6.125%	-23.875%	-29.89%
- 40%	N/A	-33.875%	-39.89%
- 50%	N/A	-43.875%	-49.89%
- 60%	N/A	-53.875%	-59.89%
- 70%	N/A	-63.875%	-69.89%
- 80%	N/A	-73.875%	-79.89%
- 90%	N/A	-83.875%	-89.89%
- 100%	N/A	-93.875%	-99.89%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 41,200 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 94% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2008, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
November 23, 2009*	$30.00	$22.77	$23.20

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $23.20

Protection level: 75.00%

Protection price: $17.40

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.103448

Coupon: 11.25% per annum

Maturity: May 26, 2010

Dividend yield: 1.27% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.64%
+ 90%	5.625%		90.64%
+ 80%	5.625%		80.64%
+ 70%	5.625%		70.64%
+ 60%	5.625%		60.64%
+ 50%	5.625%		50.64%
+ 40%	5.625%		40.64%
+ 30%	5.625%		30.64%
+ 20%	5.625%		20.64%
+ 10%	5.625%		10.64%
+ 5%	5.625%		5.64%

0%	5.625%		0.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.36%
- 10%	5.625%	-4.375%	-9.36%
- 20%	5.625%	-14.375%	-19.36%
- 30%	N/A	-24.375%	-29.36%
- 40%	N/A	-34.375%	-39.36%
- 50%	N/A	-44.375%	-49.36%
- 60%	N/A	-54.375%	-59.36%
- 70%	N/A	-64.375%	-69.36%
- 80%	N/A	-74.375%	-79.36%
- 90%	N/A	-84.375%	-89.36%
- 100%	N/A	-94.375%	-99.36%

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”) is an international mining and natural resources company. The Company is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia, and a significant producer of metallurgical coal. For the year ending December 31, 2008, the Company produced a total of 35.2 million tons of iron ore pellets, including 22.9 million tons for the Company’s account and 12.3 million tons on behalf of steel company owners of the mines.

The linked share’s SEC file number is: 001-08944.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$6.80	$3.20	$6.37
March 31, 2004	$8.65	$5.25	$8.18
June 30, 2004	$8.60	$4.85	$7.05
September 30, 2004	$10.17	$6.22	$10.11
December 31, 2004	$13.51	$8.35	$12.98
March 31, 2005	$22.09	$11.70	$18.22
June 30, 2005	$18.88	$12.79	$14.44
September 30, 2005	$22.13	$14.21	$21.78
December 30, 2005	$24.81	$17.73	$22.14
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
November 23, 2009*	$44.83	$29.07	$42.54

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $42.54

Protection level: 70.00%

Protection price: $29.78

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.507287

Coupon: 15.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.59% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.30%
+ 90%	7.625%		90.30%
+ 80%	7.625%		80.30%
+ 70%	7.625%		70.30%
+ 60%	7.625%		60.30%
+ 50%	7.625%		50.30%
+ 40%	7.625%		40.30%
+ 30%	7.625%		30.30%
+ 20%	7.625%		20.30%
+ 10%	7.625%		10.30%
+ 5%	7.625%		5.30%

0%	7.625%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-4.70%
- 10%	7.625%	-2.375%	-9.70%
- 20%	7.625%	-12.375%	-19.70%
- 30%	7.625%	-22.375%	-29.70%
- 40%	N/A	-32.375%	-39.70%
- 50%	N/A	-42.375%	-49.70%
- 60%	N/A	-52.375%	-59.70%
- 70%	N/A	-62.375%	-69.70%
- 80%	N/A	-72.375%	-79.70%
- 90%	N/A	-82.375%	-89.70%
- 100%	N/A	-92.375%	-99.70%

Canadian Natural Resources Limited

According to publicly available information, Canadian Natural Resources Limited (the “Company”) was incorporated under the laws of the Province of British Columbia on November 7, 1973 as AEX Minerals Corporation (N.P.L.) and on December 5, 1975 changed its name to Canadian Natural Resources Limited. The Company’s business is the acquisition of interests in crude oil and natural gas rights and the exploration, development, production, marketing and sale of crude oil and natural gas. During 2008, the Company completed 55 transaction in the normal course to acquire additional interests in crude oil and natural gas properties. The Company participated in 33 transactions to dispose of non-core operation and non-operated properties for proceeds of $45 million. The Company’s principal regions of crude oil and natural gas operations are in the Western Canadian Sedimentary Basin, the United Kingdom sector of the North Sea and Offshore West Africa.

The linked share’s SEC file number is 001-08795.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.85	$10.11	$12.61
March 31, 2004	$14.47	$11.94	$13.91
June 30, 2004	$15.27	$12.94	$14.95
September 30, 2004	$20.16	$14.86	$19.92
December 31, 2004	$22.37	$18.56	$21.39
March 31, 2005	$30.37	$19.74	$28.41
June 30, 2005	$38.03	$24.49	$36.38
September 30, 2005	$50.73	$36.87	$45.19
December 30, 2005	$53.89	$36.65	$49.62
March 31, 2006	$64.38	$49.62	$55.39
June 30, 2006	$63.93	$45.67	$55.38
September 29, 2006	$56.68	$42.38	$45.58
December 29, 2006	$55.47	$40.29	$53.23
March 30, 2007	$56.62	$44.56	$55.19
June 29, 2007	$69.97	$55.07	$66.35
September 28, 2007	$78.90	$60.70	$75.75
December 31, 2007	$87.17	$63.55	$73.14
March 31, 2008	$78.10	$57.07	$68.26
June 30, 2008	$109.00	$66.23	$100.25
September 30, 2008	$103.37	$61.82	$68.46
December 31, 2008	$68.87	$26.46	$39.98
March 31, 2009	$48.41	$27.69	$38.56
June 30, 2009	$63.45	$37.75	$52.49
September 30, 2009	$71.93	$45.03	$67.19
November 23, 2009*	$76.49	$62.06	$67.25

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNQ

Initial price: $67.25

Protection level: 75.00%

Protection price: $50.44

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.869888

Coupon: 9.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.52% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.26%
+ 90%	4.50%		90.26%
+ 80%	4.50%		80.26%
+ 70%	4.50%		70.26%
+ 60%	4.50%		60.26%
+ 50%	4.50%		50.26%
+ 40%	4.50%		40.26%
+ 30%	4.50%		30.26%
+ 20%	4.50%		20.26%
+ 10%	4.50%		10.26%
+ 5%	4.50%		5.26%

0%	4.50%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.74%
- 10%	4.50%	-5.50%	-9.74%
- 20%	4.50%	-15.50%	-19.74%
- 30%	N/A	-25.50%	-29.74%
- 40%	N/A	-35.50%	-39.74%
- 50%	N/A	-45.50%	-49.74%
- 60%	N/A	-55.50%	-59.74%
- 70%	N/A	-65.50%	-69.74%
- 80%	N/A	-75.50%	-79.74%
- 90%	N/A	-85.50%	-89.74%
- 100%	N/A	-95.50%	-99.74%

Cabot Oil & Gas Corporation

According to publicly available information, Cabot Oil & Gas Corporation (the “Company”) is an independent oil and gas company engaged in the development, exploitation and exploration of oil and gas properties located in North America. The four principal areas of operation are the Appalachian Basin, onshore Gulf Coast, south and east Texas and north Louisiana, the Rocky Mountains and the Anadarko Basin. The Company’s 2008 average realized natural gas price was $8.39 per Mcf, 16% higher than the 2007 average realized price. The 2008 average realized crude oil price was $89.11 per Bbl, 33% higher than the 2007 average realized price. For the year ended December 31, 2008, the Company drilled 432 gross wells with a success rate of 97%.

The linked share’s SEC file number is 001-10447.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.17	$8.40	$9.78
March 31, 2004	$10.97	$9.57	$10.19
June 30, 2004	$14.17	$10.01	$14.10
September 30, 2004	$15.20	$12.73	$14.97
December 31, 2004	$16.30	$13.57	$14.75
March 31, 2005	$19.55	$13.72	$18.38
June 30, 2005	$19.38	$13.78	$17.35
September 30, 2005	$25.57	$17.44	$25.26
December 30, 2005	$26.40	$20.17	$22.55
March 31, 2006	$26.74	$21.05	$23.97
June 30, 2006	$27.84	$19.13	$24.50
September 29, 2006	$28.12	$21.81	$23.97
December 29, 2006	$33.26	$21.32	$30.33
March 30, 2007	$35.92	$27.87	$33.66
June 29, 2007	$42.50	$33.64	$36.88
September 28, 2007	$38.46	$30.17	$35.16
December 31, 2007	$41.15	$33.03	$40.37
March 31, 2008	$55.87	$34.90	$50.84
June 30, 2008	$72.00	$49.89	$67.73
September 30, 2008	$72.87	$32.11	$36.14
December 31, 2008	$35.00	$19.18	$26.00
March 31, 2009	$31.85	$17.84	$23.57
June 30, 2009	$37.64	$22.46	$30.64
September 30, 2009	$39.47	$27.26	$35.75
November 23, 2009*	$42.76	$33.33	$38.26

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COG

Initial price: $38.26

Protection level: 75.00%

Protection price: $28.70

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.136958

Coupon: 10.75% per annum

Maturity: May 26, 2010

Dividend yield: 0.31% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.16%
+ 90%	5.375%		90.16%
+ 80%	5.375%		80.16%
+ 70%	5.375%		70.16%
+ 60%	5.375%		60.16%
+ 50%	5.375%		50.16%
+ 40%	5.375%		40.16%
+ 30%	5.375%		30.16%
+ 20%	5.375%		20.16%
+ 10%	5.375%		10.16%
+ 5%	5.375%		5.16%

0%	5.375%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.84%
- 10%	5.375%	-4.625%	-9.84%
- 20%	5.375%	-14.625%	-19.84%
- 30%	N/A	-24.625%	-29.84%
- 40%	N/A	-34.625%	-39.84%
- 50%	N/A	-44.625%	-49.84%
- 60%	N/A	-54.625%	-59.84%
- 70%	N/A	-64.625%	-69.84%
- 80%	N/A	-74.625%	-79.84%
- 90%	N/A	-84.625%	-89.84%
- 100%	N/A	-94.625%	-99.84%

CEMEX, S.A.B. de C.V.

According to publicly available information, CEMEX, S.A.B. de C.V., (the “Company”) is the third largest ready-mix concrete company in the world, based on installed capacity as of December 31, 2008 of approximately 95.6 million tons. The Company is the largest ready-mix concrete company in the world with annual sales volumes of approximately 77.3 million cubic meters, and one of the largest aggregates company in the world with annual sales volumes of approximately 241 million tons, in each case based on its annual sales volumes in 2008. The Company is also one of the world’s largest traders of cement and clinker, having traded approximately 9 million tons of cement and clinker in 2008. The Company is a holding company primarily engaged, through its operating subsidiaries, in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates and clinker.

The Company is a global cement manufacturer with operations in North America, Europe, South America, Central America, the Caribbean, Africa, the Middle East and Asia.

The linked share’s SEC file number is 001-14946.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.73	$10.14	$11.54
March 31, 2004	$13.19	$11.54	$13.13
June 30, 2004	$13.81	$11.44	$12.81
September 30, 2004	$13.79	$11.87	$12.39
December 31, 2004	$16.10	$11.95	$16.04
March 31, 2005	$18.72	$15.21	$15.96
June 30, 2005	$19.25	$15.03	$18.68
September 30, 2005	$23.69	$18.44	$23.03
December 30, 2005	$27.29	$20.60	$26.13
March 31, 2006	$29.54	$24.66	$28.75
June 30, 2006	$32.64	$21.54	$25.80
September 29, 2006	$27.89	$24.23	$27.24
December 29, 2006	$30.78	$26.78	$30.68
March 30, 2007	$34.42	$28.26	$29.66
June 29, 2007	$38.36	$28.95	$34.24
September 28, 2007	$35.24	$26.06	$27.76
December 31, 2007	$30.99	$23.02	$23.99
March 31, 2008	$27.32	$19.41	$24.24
June 30, 2008	$31.36	$22.46	$23.75
September 30, 2008	$24.27	$15.29	$16.56
December 31, 2008	$16.43	$3.86	$8.79
March 31, 2009	$10.33	$3.79	$6.01
June 30, 2009	$11.39	$5.93	$9.34
September 30, 2009	$14.58	$7.63	$12.92
November 23, 2009*	$13.96	$10.03	$11.34

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CX

Initial price: $11.34

Protection level: 75.00%

Protection price: $8.51

Physical delivery amount: 88 ($1,000/Initial price)

Fractional shares: 0.183422

Coupon: 15.75% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		100.00%
+ 90%	7.875%		90.00%
+ 80%	7.875%		80.00%
+ 70%	7.875%		70.00%
+ 60%	7.875%		60.00%
+ 50%	7.875%		50.00%
+ 40%	7.875%		40.00%
+ 30%	7.875%		30.00%
+ 20%	7.875%		20.00%
+ 10%	7.875%		10.00%
+ 5%	7.875%		5.00%

0%	7.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	-5.00%
- 10%	7.875%	-2.125%	-10.00%
- 20%	7.875%	-12.125%	-20.00%
- 30%	N/A	-22.125%	-30.00%
- 40%	N/A	-32.125%	-40.00%
- 50%	N/A	-42.125%	-50.00%
- 60%	N/A	-52.125%	-60.00%
- 70%	N/A	-62.125%	-70.00%
- 80%	N/A	-72.125%	-80.00%
- 90%	N/A	-82.125%	-90.00%
- 100%	N/A	-92.125%	-100.00%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments, as of December 18, 2008. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
November 23, 2009*	$53.59	$40.29	$51.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $51.85

Protection level: 80.00%

Protection price: $41.48

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.286403

Coupon: 10.00% per annum

Maturity: May 26, 2010

Dividend yield: 2.14% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.07%
+ 90%	5.00%		91.07%
+ 80%	5.00%		81.07%
+ 70%	5.00%		71.07%
+ 60%	5.00%		61.07%
+ 50%	5.00%		51.07%
+ 40%	5.00%		41.07%
+ 30%	5.00%		31.07%
+ 20%	5.00%		21.07%
+ 10%	5.00%		11.07%
+ 5%	5.00%		6.07%

0%	5.00%		1.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.93%
- 10%	5.00%	-5.00%	-8.93%
- 20%	5.00%	-15.00%	-18.93%
- 30%	N/A	-25.00%	-28.93%
- 40%	N/A	-35.00%	-38.93%
- 50%	N/A	-45.00%	-48.93%
- 60%	N/A	-55.00%	-58.93%
- 70%	N/A	-65.00%	-68.93%
- 80%	N/A	-75.00%	-78.93%
- 90%	N/A	-85.00%	-88.93%
- 100%	N/A	-95.00%	-98.93%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. The Company is a diversified chemical company that offers a broad range of innovative chemical, plastic and agricultural products and services to customers in approximately 160 countries. As of December 31, 2008, the Company had annual sales of $57.5 billion and employed approximately 46,000 people worldwide. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,300 products.

The Company’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674.

The linked share’s SEC file number is 001-03433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.00	$32.56	$41.57
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 30, 2009	$27.24	$14.22	$26.07
November 23, 2009*	$29.50	$23.15	$27.97

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $27.97

Protection level: 70.00%

Protection price: $19.58

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.752592

Coupon: 10.50% per annum

Maturity: May 26, 2010

Dividend yield: 3.11% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		101.56%
+ 90%	5.25%		91.56%
+ 80%	5.25%		81.56%
+ 70%	5.25%		71.56%
+ 60%	5.25%		61.56%
+ 50%	5.25%		51.56%
+ 40%	5.25%		41.56%
+ 30%	5.25%		31.56%
+ 20%	5.25%		21.56%
+ 10%	5.25%		11.56%
+ 5%	5.25%		6.56%

0%	5.25%		1.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-3.44%
- 10%	5.25%	-4.75%	-8.44%
- 20%	5.25%	-14.75%	-18.44%
- 30%	5.25%	-24.75%	-28.44%
- 40%	N/A	-34.75%	-38.44%
- 50%	N/A	-44.75%	-48.44%
- 60%	N/A	-54.75%	-58.44%
- 70%	N/A	-64.75%	-68.44%
- 80%	N/A	-74.75%	-78.44%
- 90%	N/A	-84.75%	-88.44%
- 100%	N/A	-94.75%	-98.44%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty dyrbulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The expected date of delivery of four new advanced capability drillships by March of 2011.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
November 23, 2009*	$7.62	$5.66	$6.19

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $6.19

Protection level: 65.00%

Protection price: $4.02

Physical delivery amount: 161 ($1,000/Initial price)

Fractional shares: 0.550889

Coupon: 20.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

El Paso Corp.

According to publicly available information, El Paso Corp. (the “Company”), is an energy company, originally founded in 1928 in El Paso, Texas that primarily operates in the natural gas transmission and exploration and production sectors of the energy industry. The Company’s purpose is to provide natural gas and related energy products in a safe, efficient and dependable manner. The Company owns or has interests in North America’s largest interstate pipeline system with approximately 42,000 miles of pipe that connect North America’s major natural gas producing basins to its major consuming markets. The Company’s exploration and production business focuses on the exploration for and the acquisition, development and production of natural gas, oil and NGL in the United States, Brazil and Egypt. As of December 31, 2008, the Company held an estimated 2.3 Tcfe of proved natural gas and oil reserves. The Company operations are conducted through two core segments, Pipelines and Exploration and Production. The Company also has Marketing and Power segments. The Company business segments provide a variety of energy products and services and are managed separately as each segment requires different technology and marketing strategies.

The linked share’s SEC file number is 01-14365.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$8.29	$5.97	$8.19
March 31, 2004	$9.88	$6.57	$7.11
June 30, 2004	$7.95	$6.58	$7.88
September 30, 2004	$9.20	$7.37	$9.19
December 31, 2004	$11.60	$8.43	$10.40
March 31, 2005	$13.10	$10.02	$10.58
June 30, 2005	$11.87	$9.37	$11.52
September 30, 2005	$14.16	$11.13	$13.90
December 30, 2005	$14.07	$10.78	$12.16
March 31, 2006	$13.95	$11.80	$12.05
June 30, 2006	$15.99	$11.85	$15.00
September 29, 2006	$16.38	$12.82	$13.64
December 29, 2006	$15.84	$12.92	$15.28
March 30, 2007	$15.66	$13.72	$14.47
June 29, 2007	$17.43	$14.41	$17.23
September 28, 2007	$18.56	$15.00	$16.97
December 31, 2007	$18.33	$15.29	$17.24
March 31, 2008	$18.27	$14.83	$16.64
June 30, 2008	$21.95	$16.57	$21.74
September 30, 2008	$22.47	$11.25	$12.76
December 31, 2008	$12.53	$5.32	$7.83
March 31, 2009	$9.51	$5.22	$6.25
June 30, 2009	$10.91	$6.11	$9.23
September 30, 2009	$10.84	$8.00	$10.32
November 23, 2009*	$11.37	$9.42	$9.65

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EP

Initial price: $9.65

Protection level: 80.00%

Protection price: $7.72

Physical delivery amount: 103 ($1,000/Initial price)

Fractional shares: 0.626943

Coupon: 10.00% per annum

Maturity: May 26, 2010

Dividend yield: 2.09% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.05%
+ 90%	5.00%		91.05%
+ 80%	5.00%		81.05%
+ 70%	5.00%		71.05%
+ 60%	5.00%		61.05%
+ 50%	5.00%		51.05%
+ 40%	5.00%		41.05%
+ 30%	5.00%		31.05%
+ 20%	5.00%		21.05%
+ 10%	5.00%		11.05%
+ 5%	5.00%		6.05%

0%	5.00%		1.05%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.95%
- 10%	5.00%	-5.00%	-8.95%
- 20%	5.00%	-15.00%	-18.95%
- 30%	N/A	-25.00%	-28.95%
- 40%	N/A	-35.00%	-38.95%
- 50%	N/A	-45.00%	-48.95%
- 60%	N/A	-55.00%	-58.95%
- 70%	N/A	-65.00%	-68.95%
- 80%	N/A	-75.00%	-78.95%
- 90%	N/A	-85.00%	-88.95%
- 100%	N/A	-95.00%	-98.95%

Electronic Arts Inc.

According to publicly available information, Electronic Arts Inc. (the “Company”) develops, markets, publishes and distributes interactive software games that are playable by consumers on home video game consoles (such as the Sony PlayStation® 3, Microsoft Xbox 360™ and Nintendo Wii™), personal computers, mobile platforms (including cellular handsets and handheld game players such as the PlayStation® Portable and the Nintendo DS™) and wireless devices, such as cellular phones and smart phones. Some of the Company’s games are based on content that is licensed from others (e.g., Madden NFL Football, The Godfather and FIFA Soccer), and some of its games are based on its own wholly-owned intellectual property (e.g., The Sims™, Need for Speed™ and BLACK™). The Company’s goal is to publish titles with mass-market appeal, which often means translating and localizing them for sale in non-English speaking countries. In addition, the Company also attempts to create software game “franchises” that allow it to publish new titles on a recurring basis that are based on the same property. Examples of this franchise approach are the annual iterations of the Company’s sports-based products (e.g., Madden NFL Football, NCAA® Football and FIFA Soccer), wholly-owned properties that can be successfully sequeled (e.g., The Sims, Need for Speed and Battlefield) and titles based on long-lived literary and/or movie properties (e.g., Lord of the Rings and Harry Potter).

The Company’s North America net revenue was $2,412 million in fiscal year 2009.

The linked share’s SEC file number is 0-17948.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$52.89	$40.60	$47.78
March 31, 2004	$54.73	$43.43	$53.96
June 30, 2004	$55.91	$47.42	$54.55
September 30, 2004	$55.01	$44.90	$45.99
December 31, 2004	$63.60	$43.38	$61.68
March 31, 2005	$70.98	$51.75	$51.78
June 30, 2005	$59.83	$47.47	$56.61
September 30, 2005	$63.12	$55.22	$56.89
December 30, 2005	$61.96	$51.04	$52.31
March 31, 2006	$58.59	$50.14	$54.72
June 30, 2006	$57.80	$39.99	$43.04
September 29, 2006	$57.74	$41.38	$55.68
December 29, 2006	$59.85	$50.29	$50.36
March 30, 2007	$54.39	$47.96	$50.36
June 29, 2007	$54.67	$46.27	$47.32
September 28, 2007	$57.08	$47.58	$55.99
December 31, 2007	$61.62	$53.28	$58.41
March 31, 2008	$58.35	$43.64	$49.92
June 30, 2008	$54.81	$43.46	$44.43
September 30, 2008	$50.17	$35.11	$36.99
December 31, 2008	$36.76	$14.80	$16.04
March 31, 2009	$19.75	$14.24	$18.19
June 30, 2009	$23.76	$17.48	$21.72
September 30, 2009	$22.42	$17.68	$19.05
November 23, 2009*	$21.05	$17.16	$17.25

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ERTS

Initial price: $17.25

Protection level: 75.00%

Protection price: $12.94

Physical delivery amount: 57 ($1,000/Initial price)

Fractional shares: 0.971014

Coupon: 9.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2008, the Company is one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
November 23, 2009*	$9.13	$6.61	$8.73

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $8.73

Protection level: 70.00%

Protection price: $6.11

Physical delivery amount: 114 ($1,000/Initial price)

Fractional shares: 0.547537

Coupon: 10.75% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.00%
+ 90%	5.375%		90.00%
+ 80%	5.375%		80.00%
+ 70%	5.375%		70.00%
+ 60%	5.375%		60.00%
+ 50%	5.375%		50.00%
+ 40%	5.375%		40.00%
+ 30%	5.375%		30.00%
+ 20%	5.375%		20.00%
+ 10%	5.375%		10.00%
+ 5%	5.375%		5.00%

0%	5.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-5.00%
- 10%	5.375%	-4.625%	-10.00%
- 20%	5.375%	-14.625%	-20.00%
- 30%	5.375%	-24.625%	-30.00%
- 40%	N/A	-34.625%	-40.00%
- 50%	N/A	-44.625%	-50.00%
- 60%	N/A	-54.625%	-60.00%
- 70%	N/A	-64.625%	-70.00%
- 80%	N/A	-74.625%	-80.00%
- 90%	N/A	-84.625%	-90.00%
- 100%	N/A	-94.625%	-100.00%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants—each with four production lines—at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
September 30, 2009	$176.00	$112.12	$152.86
November 23, 2009*	$162.20	$115.09	$121.42

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $121.42

Protection level: 70.00%

Protection price: $84.99

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.235875

Coupon: 15.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. As of December 31, 2008, the Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day. The Company’s marketing efforts are primarily focused in the Rocky Mountain region and the Plains States, which they believe are among the most attractive refined products markets in the United States.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$4.35	$3.61	$4.20
March 31, 2004	$4.84	$3.93	$4.73
June 30, 2004	$5.17	$4.15	$5.17
September 30, 2004	$5.78	$4.45	$5.76
December 31, 2004	$6.57	$5.43	$6.50
March 31, 2005	$9.00	$5.83	$8.85
June 30, 2005	$14.55	$9.00	$14.32
September 30, 2005	$22.49	$13.09	$21.64
December 30, 2005	$22.38	$15.40	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 28, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
September 30, 2008	$24.26	$16.50	$18.42
December 31, 2008	$18.36	$7.51	$12.63
March 31, 2009	$16.84	$11.80	$12.79
June 30, 2009	$18.40	$12.09	$13.11
September 30, 2009	$15.15	$12.01	$13.92
November 23, 2009*	$16.54	$12.07	$12.18

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $12.18

Protection level: 75.00%

Protection price: $9.14

Physical delivery amount: 82 ($1,000/Initial price)

Fractional shares: 0.101806

Coupon: 14.00% per annum

Maturity: May 26, 2010

Dividend yield: 1.96% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.98%
+ 90%	7.00%		90.98%
+ 80%	7.00%		80.98%
+ 70%	7.00%		70.98%
+ 60%	7.00%		60.98%
+ 50%	7.00%		50.98%
+ 40%	7.00%		40.98%
+ 30%	7.00%		30.98%
+ 20%	7.00%		20.98%
+ 10%	7.00%		10.98%
+ 5%	7.00%		5.98%

0%	7.00%		0.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.02%
- 10%	7.00%	-3.00%	-9.02%
- 20%	7.00%	-13.00%	-19.02%
- 30%	N/A	-23.00%	-29.02%
- 40%	N/A	-33.00%	-39.02%
- 50%	N/A	-43.00%	-49.02%
- 60%	N/A	-53.00%	-59.02%
- 70%	N/A	-63.00%	-69.02%
- 80%	N/A	-73.00%	-79.02%
- 90%	N/A	-83.00%	-89.02%
- 100%	N/A	-93.00%	-99.02%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. As of December 31, 2008, the Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$17.72	$12.86	$15.28
March 31, 2004	$15.86	$12.42	$14.28
June 30, 2004	$14.51	$9.81	$11.25
September 30, 2004	$13.44	$10.54	$13.36
December 31, 2004	$15.22	$12.55	$14.50
March 31, 2005	$15.51	$12.43	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
June 30, 2009	$40.75	$26.72	$34.75
September 30, 2009	$43.32	$31.84	$40.37
November 23, 2009*	$45.49	$35.47	$44.31

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $44.31

Protection level: 75.00%

Protection price: $33.23

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.568269

Coupon: 10.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.41% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.21%
+ 90%	5.125%		90.21%
+ 80%	5.125%		80.21%
+ 70%	5.125%		70.21%
+ 60%	5.125%		60.21%
+ 50%	5.125%		50.21%
+ 40%	5.125%		40.21%
+ 30%	5.125%		30.21%
+ 20%	5.125%		20.21%
+ 10%	5.125%		10.21%
+ 5%	5.125%		5.21%

0%	5.125%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.79%
- 10%	5.125%	-4.875%	-9.79%
- 20%	5.125%	-14.875%	-19.79%
- 30%	N/A	-24.875%	-29.79%
- 40%	N/A	-34.875%	-39.79%
- 50%	N/A	-44.875%	-49.79%
- 60%	N/A	-54.875%	-59.79%
- 70%	N/A	-64.875%	-69.79%
- 80%	N/A	-74.875%	-79.79%
- 90%	N/A	-84.875%	-89.79%
- 100%	N/A	-94.875%	-99.79%

Green Mountain Coffee Roasters, Inc.

According to publicly available information, Green Mountain Coffee Roasters, Inc. (the “Company”) is a leader in the specialty coffee industry. The Company sells over 100 whole bean and ground coffee selections, hot cocoa , teas and coffees in K-Cup® portion packs, Keurig® single-cup brewers and other accessories. In recent years, a significant driver of the Company’s growth has been the sale of K-Cups and Keurig brewing systems. The Company manages its operations through two business segments, Green Mountain Coffee and Keurig, Incorporated. On September 27, 2008, the Company had approximately $73.2 million in green coffee purchase commitments, of which approximately 59% had a fixed price. In addition, from time to time we purchase coffee futures contracts and coffee options when the Company is not able to enter into coffee purchase commitments or when the price of a significant portion of committed contracts has not been fixed. On September 27, 2008, the Company held futures contracts covering approximately 1.2 million pounds of coffee.

The linked share’s SEC file number is 001-12340.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$5.36	$4.38	$5.12
March 31, 2004	$5.36	$4.33	$4.48
June 30, 2004	$4.83	$3.97	$4.13
September 30, 2004	$4.80	$4.00	$4.67
December 31, 2004	$5.88	$4.64	$5.58
March 31, 2005	$6.09	$5.18	$5.33
June 30, 2005	$7.89	$5.22	$7.54
September 30, 2005	$8.87	$6.80	$7.73
December 30, 2005	$9.86	$6.96	$9.02
March 31, 2006	$9.27	$8.44	$8.83
June 30, 2006	$10.03	$7.85	$8.93
September 29, 2006	$9.17	$7.78	$8.18
December 29, 2006	$11.91	$8.00	$10.94
March 30, 2007	$14.56	$10.93	$14.01
June 29, 2007	$18.15	$13.48	$17.50
September 28, 2007	$28.62	$17.37	$22.13
December 31, 2007	$28.00	$19.73	$27.13
March 31, 2008	$27.88	$16.67	$21.10
June 30, 2008	$29.83	$19.40	$25.05
September 30, 2008	$28.00	$20.97	$26.23
December 31, 2008	$27.33	$15.57	$25.80
March 31, 2009	$33.66	$21.40	$32.00
June 30, 2009	$63.63	$30.57	$59.12
September 30, 2009	$75.88	$53.29	$73.84
November 23, 2009*	$79.20	$63.33	$65.44

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GMCR

Initial price: $65.44

Protection level: 75.00%

Protection price: $49.08

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.281174

Coupon: 14.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.00%
+ 90%	7.125%		90.00%
+ 80%	7.125%		80.00%
+ 70%	7.125%		70.00%
+ 60%	7.125%		60.00%
+ 50%	7.125%		50.00%
+ 40%	7.125%		40.00%
+ 30%	7.125%		30.00%
+ 20%	7.125%		20.00%
+ 10%	7.125%		10.00%
+ 5%	7.125%		5.00%

0%	7.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-5.00%
- 10%	7.125%	-2.875%	-10.00%
- 20%	7.125%	-12.875%	-20.00%
- 30%	N/A	-22.875%	-30.00%
- 40%	N/A	-32.875%	-40.00%
- 50%	N/A	-42.875%	-50.00%
- 60%	N/A	-52.875%	-60.00%
- 70%	N/A	-62.875%	-70.00%
- 80%	N/A	-72.875%	-80.00%
- 90%	N/A	-82.875%	-90.00%
- 100%	N/A	-92.875%	-100.00%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. As of December 31, 2008, the Company’s net sales were approximately $19.5 billion and it had a net loss in 2008 of $77 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,600 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 61 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 74,700 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$7.94	$6.05	$7.86
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
November 23, 2009*	$18.23	$11.88	$13.94

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $13.94

Protection level: 70.00%

Protection price: $9.76

Physical delivery amount: 71 ($1,000/Initial price)

Fractional shares: 0.736011

Coupon: 14.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.00%
+ 90%	7.125%		90.00%
+ 80%	7.125%		80.00%
+ 70%	7.125%		70.00%
+ 60%	7.125%		60.00%
+ 50%	7.125%		50.00%
+ 40%	7.125%		40.00%
+ 30%	7.125%		30.00%
+ 20%	7.125%		20.00%
+ 10%	7.125%		10.00%
+ 5%	7.125%		5.00%

0%	7.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-5.00%
- 10%	7.125%	-2.875%	-10.00%
- 20%	7.125%	-12.875%	-20.00%
- 30%	7.125%	-22.875%	-30.00%
- 40%	N/A	-32.875%	-40.00%
- 50%	N/A	-42.875%	-50.00%
- 60%	N/A	-52.875%	-60.00%
- 70%	N/A	-62.875%	-70.00%
- 80%	N/A	-72.875%	-80.00%
- 90%	N/A	-82.875%	-90.00%
- 100%	N/A	-92.875%	-100.00%

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. As of December 31, 2008, the Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles segment includes the groups of companies doing business as Harley-Davidson Motor Company (HDMC), Buell Motorcycle Company (Buell) and MV Agusta (MV), which was acquired in 2008. The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986.

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$52.50	$44.57	$47.53
March 31, 2004	$54.40	$45.20	$53.34
June 30, 2004	$62.31	$52.31	$61.94
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 30, 2008	$48.00	$32.18	$37.30
December 31, 2008	$36.92	$11.54	$16.97
March 31, 2009	$20.01	$7.99	$13.39
June 30, 2009	$22.73	$12.90	$16.21
September 30, 2009	$25.56	$14.99	$23.00
November 23, 2009*	$29.08	$20.76	$28.66

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $28.66

Protection level: 75.00%

Protection price: $21.50

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.891835

Coupon: 13.00% per annum

Maturity: May 26, 2010

Dividend yield: 2.19% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.10%
+ 90%	6.50%		91.10%
+ 80%	6.50%		81.10%
+ 70%	6.50%		71.10%
+ 60%	6.50%		61.10%
+ 50%	6.50%		51.10%
+ 40%	6.50%		41.10%
+ 30%	6.50%		31.10%
+ 20%	6.50%		21.10%
+ 10%	6.50%		11.10%
+ 5%	6.50%		6.10%

0%	6.50%		1.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.90%
- 10%	6.50%	-3.50%	-8.90%
- 20%	6.50%	-13.50%	-18.90%
- 30%	N/A	-23.50%	-28.90%
- 40%	N/A	-33.50%	-38.90%
- 50%	N/A	-43.50%	-48.90%
- 60%	N/A	-53.50%	-58.90%
- 70%	N/A	-63.50%	-68.90%
- 80%	N/A	-73.50%	-78.90%
- 90%	N/A	-83.50%	-88.90%
- 100%	N/A	-93.50%	-98.90%

IntercontinentalExchange, Inc.

According to publicly available information, IntercontinentalExchange, Inc. (the “Company”) operates the leading electronic global futures and over-the-counter, or OTC, marketplace for trading a broad array of energy products as well as the leading global soft commodities exchange. Currently, it is the only marketplace to offer an integrated electronic platform for side-by-side trading of energy products in futures and both cleared and bilateral OTC markets. Through its electronic trading platform, the Company’s marketplace brings together buyers and sellers of derivative and physical commodities contracts. The Company conducts its regulated U.S. futures markets through its wholly-owned subsidiary, ICE Futures U.S., and its regulated Canadian futures markets through its wholly-owned subsidiary, ICE Futures Canada. The Company completed its acquisition of ICE Futures U.S. on January 12, 2007 and its acquisition of ICE Futures Canada on August 27, 2007.

The linked share’s SEC file number is 1-32671.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2005	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
December 30, 2005	$43.90	$31.27	$36.35
March 31, 2006	$73.57	$36.00	$69.05
June 30, 2006	$82.35	$45.27	$57.94
September 29, 2006	$77.90	$51.77	$75.07
December 29, 2006	$113.85	$72.15	$107.90
March 30, 2007	$167.00	$109.00	$122.21
June 29, 2007	$162.47	$120.56	$147.85
September 28, 2007	$174.11	$117.25	$151.90
December 31, 2007	$194.92	$151.76	$192.50
March 31, 2008	$193.58	$110.33	$130.50
June 30, 2008	$167.28	$113.99	$114.00
September 30, 2008	$116.38	$61.00	$80.68
December 31, 2008	$92.96	$49.69	$82.44
March 31, 2009	$85.00	$50.10	$74.47
June 30, 2009	$121.59	$72.06	$114.24
September 30, 2009	$115.26	$83.00	$97.19
November 23, 2009*	$111.34	$91.02	$108.60

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ICE

Initial price: $108.60

Protection level: 75.00%

Protection price: $81.45

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.208103

Coupon: 10.50% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

International Paper Co.

According to publicly available information, International Paper Co. (the “Company”) is a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa.

In the United States at December 31, 2008, including the Containerboard, Packaging and Recycling business (CBPR) acquired in August 2008 from Weyerhaeuser Company, the Company operated 23 pulp, paper and packaging mills, 157 converting and packaging plants, 19 recycling plants and three bag facilities. Production facilities at December 31, 2008 in Europe, Asia, Latin America and South America included eight pulp, paper and packaging mills, 53 converting and packaging plants, and two recycling plants. The Company distributes printing, packaging, graphic arts, maintenance and industrial products principally through over 237 distribution branches in the United States and 35 distribution branches located in Canada, Mexico and Asia. At December 31, 2008, the Company owned or managed approximately 200,000 acres of forestlands in the United States, approximately 250,000 acres in Brazil.

The Company is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898. The Company’s home page on the Internet is www.internationalpaper.com.

The linked share’s SEC file number is 001-03157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$43.32	$36.57	$43.11
March 31, 2004	$45.01	$39.80	$42.26
June 30, 2004	$44.81	$37.91	$44.70
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
September 30, 2009	$25.30	$13.82	$22.23
November 23, 2009*	$25.77	$20.62	$25.22

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $25.22

Protection level: 75.00%

Protection price: $18.92

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.651071

Coupon: 11.50% per annum

Maturity: May 26, 2010

Dividend yield: 1.29% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.65%
+ 90%	5.75%		90.65%
+ 80%	5.75%		80.65%
+ 70%	5.75%		70.65%
+ 60%	5.75%		60.65%
+ 50%	5.75%		50.65%
+ 40%	5.75%		40.65%
+ 30%	5.75%		30.65%
+ 20%	5.75%		20.65%
+ 10%	5.75%		10.65%
+ 5%	5.75%		5.65%

0%	5.75%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.750%	0.75%	-4.35%
- 10%	5.750%	-4.25%	-9.35%
- 20%	5.750%	-14.25%	-19.35%
- 30%	N/A	-24.25%	-29.35%
- 40%	N/A	-34.25%	-39.35%
- 50%	N/A	-44.25%	-49.35%
- 60%	N/A	-54.25%	-59.35%
- 70%	N/A	-64.25%	-69.35%
- 80%	N/A	-74.25%	-79.35%
- 90%	N/A	-84.25%	-89.35%
- 100%	N/A	-94.25%	-99.35%

J.C. Penney Company, Inc.

According to publicly available information, J. C. Penney Company, Inc. (the “Company”) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. J. C. Penney Corporation, Inc. was incorporated in Delaware in 1924, and the Company was incorporated in Delaware in 2002, when the holding company structure was implemented. The holding company has no independent assets or operations, and no direct subsidiaries other than J. C. Penney Corporation, Inc.

Since it was founded by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,093 JCPenney department stores in 49 states and Puerto Rico as of January 31, 2009. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services such as salon, optical, portrait photography and custom decorating.

The linked share’s SEC file number is: 001-15274.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$26.42	$21.45	$26.28
March 31, 2004	$34.94	$25.29	$34.78
June 30, 2004	$39.23	$31.10	$37.76
September 30, 2004	$41.31	$34.95	$35.28
December 31, 2004	$41.82	$34.03	$41.40
March 31, 2005	$53.40	$40.26	$51.92
June 30, 2005	$53.71	$43.80	$52.58
September 30, 2005	$57.99	$45.28	$47.42
December 30, 2005	$56.99	$44.16	$55.60
March 31, 2006	$63.14	$54.20	$60.41
June 30, 2006	$68.78	$57.44	$67.51
September 29, 2006	$69.49	$61.22	$68.39
December 29, 2006	$82.45	$67.60	$77.36
March 30, 2007	$87.18	$75.23	$82.16
June 29, 2007	$84.70	$69.10	$72.38
September 28, 2007	$76.99	$61.54	$63.37
December 31, 2007	$69.25	$39.98	$43.99
March 31, 2008	$51.42	$33.27	$37.71
June 30, 2008	$46.55	$35.68	$36.29
September 30, 2008	$44.20	$27.65	$33.34
December 31, 2008	$33.70	$13.95	$19.70
March 31, 2009	$22.90	$13.72	$20.07
June 30, 2009	$32.85	$19.49	$28.71
September 30, 2009	$34.54	$25.67	$33.75
November 23, 2009*	$37.21	$28.77	$29.21

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JCP

Initial price: $29.21

Protection level: 75.00%

Protection price: $21.91

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.234851

Coupon: 11.00% per annum

Maturity: May 26, 2010

Dividend yield: 2.74% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.37%
+ 90%	5.50%		91.37%
+ 80%	5.50%		81.37%
+ 70%	5.50%		71.37%
+ 60%	5.50%		61.37%
+ 50%	5.50%		51.37%
+ 40%	5.50%		41.37%
+ 30%	5.50%		31.37%
+ 20%	5.50%		21.37%
+ 10%	5.50%		11.37%
+ 5%	5.50%		6.37%

0%	5.50%		1.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.63%
- 10%	5.50%	-4.50%	-8.63%
- 20%	5.50%	-14.50%	-18.63%
- 30%	N/A	-24.50%	-28.63%
- 40%	N/A	-34.50%	-38.63%
- 50%	N/A	-44.50%	-48.63%
- 60%	N/A	-54.50%	-58.63%
- 70%	N/A	-64.50%	-68.63%
- 80%	N/A	-74.50%	-78.63%
- 90%	N/A	-84.50%	-88.63%
- 100%	N/A	-94.50%	-98.63%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 30, 2009	$46.50	$31.59	$43.82
November 23, 2009*	$47.47	$40.53	$43.28

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $43.28

Protection level: 75.00%

Protection price: $32.46

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.105360

Coupon: 9.50% per annum

Maturity: May 26, 2010

Dividend yield: 1.25% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.63%
+ 90%	4.75%		90.63%
+ 80%	4.75%		80.63%
+ 70%	4.75%		70.63%
+ 60%	4.75%		60.63%
+ 50%	4.75%		50.63%
+ 40%	4.75%		40.63%
+ 30%	4.75%		30.63%
+ 20%	4.75%		20.63%
+ 10%	4.75%		10.63%
+ 5%	4.75%		5.63%

0%	4.75%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.37%
- 10%	4.75%	-5.25%	-9.37%
- 20%	4.75%	-15.25%	-19.37%
- 30%	N/A	-25.25%	-29.37%
- 40%	N/A	-35.25%	-39.37%
- 50%	N/A	-45.25%	-49.37%
- 60%	N/A	-55.25%	-59.37%
- 70%	N/A	-65.25%	-69.37%
- 80%	N/A	-75.25%	-79.37%
- 90%	N/A	-85.25%	-89.37%
- 100%	N/A	-95.25%	-99.37%

Kinross Gold Corporation

According to publicly available information, Kinross Gold Corporation (the “Company”) is principally engaged in the mining and processing of gold and, as a by-products, silver ore and the exploration for, and the acquisition of, gold bearing properties in the Americas, the Russian Federation and worldwide. The Company’s strategy is to increase shareholder value through increases in precious metal reserves, production and long-term cash flow and earning per share.

At December 31, 2008, the Company employed approximately 5,500 persons.

The linked share’s SEC file number is: 001-10321.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.29	$7.04	$7.99
March 31, 2004	$8.56	$6.40	$7.33
June 30, 2004	$7.53	$4.80	$5.56
September 30, 2004	$6.87	$5.03	$6.78
December 31, 2004	$8.40	$6.34	$7.04
March 31, 2005	$7.33	$5.87	$6.00
June 30, 2005	$6.20	$4.86	$6.10
September 30, 2005	$7.90	$5.53	$7.68
December 30, 2005	$9.42	$6.49	$9.22
March 31, 2006	$11.94	$8.77	$10.93
June 30, 2006	$13.07	$8.92	$10.89
September 29, 2006	$15.39	$10.30	$12.52
December 29, 2006	$13.63	$10.87	$11.88
March 30, 2007	$14.57	$10.64	$13.79
June 29, 2007	$14.91	$11.32	$11.68
September 28, 2007	$15.50	$9.87	$14.98
December 31, 2007	$21.19	$14.43	$18.40
March 31, 2008	$27.40	$18.74	$22.11
June 30, 2008	$25.45	$17.97	$23.61
September 30, 2008	$25.36	$11.47	$16.12
December 31, 2008	$19.05	$7.14	$18.42
March 31, 2009	$19.64	$14.33	$17.87
June 30, 2009	$20.98	$13.62	$18.15
September 30, 2009	$23.65	$17.22	$21.70
November 23, 2009*	$23.91	$17.45	$19.59

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KGC

Initial price: $19.59

Protection level: 75.00%

Protection price: $14.69

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.046452

Coupon: 14.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.46% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.23%
+ 90%	7.00%		90.23%
+ 80%	7.00%		80.23%
+ 70%	7.00%		70.23%
+ 60%	7.00%		60.23%
+ 50%	7.00%		50.23%
+ 40%	7.00%		40.23%
+ 30%	7.00%		30.23%
+ 20%	7.00%		20.23%
+ 10%	7.00%		10.23%
+ 5%	7.00%		5.23%

0%	7.00%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.77%
- 10%	7.00%	-3.00%	-9.77%
- 20%	7.00%	-13.00%	-19.77%
- 30%	N/A	-23.00%	-29.77%
- 40%	N/A	-33.00%	-39.77%
- 50%	N/A	-43.00%	-49.77%
- 60%	N/A	-53.00%	-59.77%
- 70%	N/A	-63.00%	-69.77%
- 80%	N/A	-73.00%	-79.77%
- 90%	N/A	-83.00%	-89.77%
- 100%	N/A	-93.00%	-99.77%

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. The Company is also creating a master-planned development of integrated resort properties, anchored by The Venetian Macao, which the Company refers to as the Cotai StripTM in Macao. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2008, the Company directly employs approximately 28,500 employees worldwide.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
November 23, 2009*	$18.83	$12.95	$16.04

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $16.04

Protection level: 60.00%

Protection price: $9.62

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.344140

Coupon: 18.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.125%		100.00%
+ 90%	9.125%		90.00%
+ 80%	9.125%		80.00%
+ 70%	9.125%		70.00%
+ 60%	9.125%		60.00%
+ 50%	9.125%		50.00%
+ 40%	9.125%		40.00%
+ 30%	9.125%		30.00%
+ 20%	9.125%		20.00%
+ 10%	9.125%		10.00%
+ 5%	9.125%		5.00%

0%	9.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.125%	4.125%	-5.00%
- 10%	9.125%	-0.875%	-10.00%
- 20%	9.125%	-10.875%	-20.00%
- 30%	9.125%	-20.875%	-30.00%
- 40%	9.125%	-30.875%	-40.00%
- 50%	N/A	-40.875%	-50.00%
- 60%	N/A	-50.875%	-60.00%
- 70%	N/A	-60.875%	-70.00%
- 80%	N/A	-70.875%	-80.00%
- 90%	N/A	-80.875%	-90.00%
- 100%	N/A	-90.875%	-100.00%

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through our 23 processing and shipping centers (“Resource Groups”), many of which receive coal from multiple mines. At January 31, 2009, we operated 66 mines, including 46 underground mines (two of which employ both room and pillar and longwall mining) and 20 surface mines (with eleven highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that we operate may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use our coal as fuel for their steam-powered generators. Customers for our metallurgical coal include primarily steel producers who use our coal to produce coke, which is in turn used as a raw material in the steel manufacturing process.

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 28, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
June 30, 2008	$95.70	$35.33	$93.75
September 30, 2008	$93.98	$31.17	$35.67
December 31, 2008	$35.00	$10.06	$13.79
March 31, 2009	$18.69	$9.62	$10.12
June 30, 2009	$26.46	$9.80	$19.54
September 30, 2009	$33.51	$15.85	$27.89
November 23, 2009*	$41.14	$25.52	$37.83

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $37.83

Protection level: 70.00%

Protection price: $26.48

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.434047

Coupon: 14.50% per annum

Maturity: May 26, 2010

Dividend yield: 0.63% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.32%
+ 90%	7.25%		90.32%
+ 80%	7.25%		80.32%
+ 70%	7.25%		70.32%
+ 60%	7.25%		60.32%
+ 50%	7.25%		50.32%
+ 40%	7.25%		40.32%
+ 30%	7.25%		30.32%
+ 20%	7.25%		20.32%
+ 10%	7.25%		10.32%
+ 5%	7.25%		5.32%

0%	7.25%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-4.68%
- 10%	7.25%	-2.75%	-9.68%
- 20%	7.25%	-12.75%	-19.68%
- 30%	7.25%	-22.75%	-29.68%
- 40%	N/A	-32.75%	-39.68%
- 50%	N/A	-42.75%	-49.68%
- 60%	N/A	-52.75%	-59.68%
- 70%	N/A	-62.75%	-69.68%
- 80%	N/A	-72.75%	-79.68%
- 90%	N/A	-82.75%	-89.68%
- 100%	N/A	-92.75%	-99.68%

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The Company is a Delaware corporation that was incorporated in January 2004 to serve as the parent company of the business that was formed through the business combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated.

As of May 31, 2009, Cargill owned approximately 64.3% of the Company’s outstanding common stock. The Company is publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Plymouth, Minnesota.

The Company conducts their business through wholly and majority-owned subsidiaries as well as businesses in which they own less than a majority or a non-controlling equity interest. The Company is organized into three business segments: Phosphates, Potash and Offshore.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	$18.10	$14.42	$15.90
March 31, 2005	$16.97	$14.22	$16.62
June 30, 2005	$16.72	$12.06	$15.16
September 30, 2005	$17.52	$14.72	$15.61
December 30, 2005	$15.22	$12.19	$14.25
March 31, 2006	$16.70	$13.42	$13.98
June 30, 2006	$16.83	$12.97	$15.25
September 29, 2006	$16.68	$13.67	$16.46
December 29, 2006	$22.93	$15.78	$20.81
March 30, 2007	$28.10	$18.99	$25.97
June 29, 2007	$39.90	$25.76	$38.01
September 28, 2007	$53.41	$31.66	$52.14
December 31, 2007	$95.08	$47.46	$91.90
March 31, 2008	$116.69	$69.17	$99.95
June 30, 2008	$159.01	$92.55	$140.96
September 30, 2008	$143.13	$60.60	$66.26
December 31, 2008	$69.65	$21.37	$33.71
March 31, 2009	$48.49	$30.37	$40.90
June 30, 2009	$57.80	$36.14	$43.16
September 30, 2009	$54.29	$38.37	$46.83
November 23, 2009*	$57.42	$43.84	$54.98

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $54.98

Protection level: 75.00%

Protection price: $41.24

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.188432

Coupon: 11.75% per annum

Maturity: May 26, 2010

Dividend yield: 2.77% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		101.39%
+ 90%	5.875%		91.39%
+ 80%	5.875%		81.39%
+ 70%	5.875%		71.39%
+ 60%	5.875%		61.39%
+ 50%	5.875%		51.39%
+ 40%	5.875%		41.39%
+ 30%	5.875%		31.39%
+ 20%	5.875%		21.39%
+ 10%	5.875%		11.39%
+ 5%	5.875%		6.39%

0%	5.875%		1.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-3.61%
- 10%	5.875%	-4.125%	-8.61%
- 20%	5.875%	-14.125%	-18.61%
- 30%	N/A	-24.125%	-28.61%
- 40%	N/A	-34.125%	-38.61%
- 50%	N/A	-44.125%	-48.61%
- 60%	N/A	-54.125%	-58.61%
- 70%	N/A	-64.125%	-68.61%
- 80%	N/A	-74.125%	-78.61%
- 90%	N/A	-84.125%	-88.61%
- 100%	N/A	-94.125%	-98.61%

Motorola, Inc.

According to publicly available information, Motorola, Inc. (the “Company”) is a corporation organized under the laws of the State of Delaware as the successor to an Illinois corporation organized in 1928. The Company provide technologies, products and services that make a broad range of mobile experiences possible. Its portfolio includes wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. The Company is focused on high-quality, innovative products that meet the expanding needs of our customers around the world.

As of December 31, 2008, the Company’s net sales were $30.1 Billion.

The linked share’s SEC file number is 1-7221.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.76	$10.61	$12.59
March 31, 2004	$16.92	$12.71	$15.75
June 30, 2004	$18.68	$14.49	$16.33
September 30, 2004	$16.46	$12.38	$16.15
December 31, 2004	$18.65	$14.63	$17.20
March 31, 2005	$17.52	$14.69	$14.97
June 30, 2005	$19.23	$14.49	$18.26
September 30, 2005	$23.99	$18.05	$22.09
December 30, 2005	$24.98	$19.50	$22.59
March 31, 2006	$24.67	$20.22	$22.91
June 30, 2006	$24.24	$19.01	$20.15
September 29, 2006	$25.55	$18.66	$25.00
December 29, 2006	$26.30	$20.17	$20.56
March 30, 2007	$20.91	$17.45	$17.67
June 29, 2007	$19.18	$17.32	$17.70
September 28, 2007	$18.88	$15.61	$18.53
December 31, 2007	$19.68	$14.87	$16.04
March 31, 2008	$16.20	$8.98	$9.30
June 30, 2008	$10.38	$7.20	$7.34
September 30, 2008	$10.50	$6.53	$7.14
December 31, 2008	$7.46	$3.00	$4.43
March 31, 2009	$4.95	$2.98	$4.23
June 30, 2009	$6.95	$4.06	$6.63
September 30, 2009	$9.45	$5.91	$8.59
November 23, 2009*	$9.36	$7.71	$8.30

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOT

Initial price: $8.30

Protection level: 75.00%

Protection price: $6.23

Physical delivery amount: 120 ($1,000/Initial price)

Fractional shares: 0.481928

Coupon: 10.75% per annum

Maturity: May 26, 2010

Dividend yield: 0.61% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.31%
+ 90%	5.375%		90.31%
+ 80%	5.375%		80.31%
+ 70%	5.375%		70.31%
+ 60%	5.375%		60.31%
+ 50%	5.375%		50.31%
+ 40%	5.375%		40.31%
+ 30%	5.375%		30.31%
+ 20%	5.375%		20.31%
+ 10%	5.375%		10.31%
+ 5%	5.375%		5.31%

0%	5.375%		0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.69%
- 10%	5.375%	-4.625%	-9.69%
- 20%	5.375%	-14.625%	-19.69%
- 30%	N/A	-24.625%	-29.69%
- 40%	N/A	-34.625%	-39.69%
- 50%	N/A	-44.625%	-49.69%
- 60%	N/A	-54.625%	-59.69%
- 70%	N/A	-64.625%	-69.69%
- 80%	N/A	-74.625%	-79.69%
- 90%	N/A	-84.625%	-89.69%
- 100%	N/A	-94.625%	-99.69%

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At November 30, 2008, the Company had 46,964 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover.

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$48.79	$42.10	$48.04
March 31, 2004	$52.16	$46.24	$47.57
June 30, 2004	$48.56	$41.70	$43.81
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 28, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
March 31, 2008	$53.39	$33.56	$45.70
June 30, 2008	$51.55	$35.73	$36.07
September 30, 2008	$46.58	$11.79	$23.00
December 31, 2008	$26.73	$6.71	$16.04
March 31, 2009	$27.27	$13.10	$22.77
June 30, 2009	$31.98	$20.70	$28.51
September 30, 2009	$33.32	$24.85	$30.88
November 23, 2009*	$35.78	$28.75	$32.62

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $32.62

Protection level: 75.00%

Protection price: $24.47

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.656039

Coupon: 11.50% per annum

Maturity: May 26, 2010

Dividend yield: 1.36% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.68%
+ 90%	5.75%		90.68%
+ 80%	5.75%		80.68%
+ 70%	5.75%		70.68%
+ 60%	5.75%		60.68%
+ 50%	5.75%		50.68%
+ 40%	5.75%		40.68%
+ 30%	5.75%		30.68%
+ 20%	5.75%		20.68%
+ 10%	5.75%		10.68%
+ 5%	5.75%		5.68%

0%	5.75%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.32%
- 10%	5.75%	-4.25%	-9.32%
- 20%	5.75%	-14.25%	-19.32%
- 30%	N/A	-24.25%	-29.32%
- 40%	N/A	-34.25%	-39.32%
- 50%	N/A	-44.25%	-49.32%
- 60%	N/A	-54.25%	-59.32%
- 70%	N/A	-64.25%	-69.32%
- 80%	N/A	-74.25%	-79.32%
- 90%	N/A	-84.25%	-89.32%
- 100%	N/A	-94.25%	-99.32%

Nabors Industries Ltd.

According to publicly available information, Nabors Industries Ltd. (the “Company”) is an international land drilling contractor, with approximately 528 actively marketed land drilling rigs as of December 31, 2008. The Company conducts oil, gas and geothermal land drilling operations in the U.S. Lower 48 states, Alaska, Canada, South and Central America, the Middle East, the Far East and Africa.

The Company is also one of the largest land well-servicing and workover contractors in the United States and Canada. The Company owns approximately 592 land workover and well-servicing rigs in the United States, primarily in the south-western and western United States, and approximately 171 land workover and well-servicing rigs in Canada.

The Company is a leading provider of offshore platform workover and drilling rigs, and owns 37 platform, 13 jack-up units and 3 barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. The Company has a 51% ownership interest in a joint venture in Saudi Arabia, which owns 9 rigs.

The Company was formed as a Bermuda-exempt company on December 11, 2001. Through predecessors and acquired entities, it has been continuously operating in the drilling sector since the early 1900s. The Company’s principal executive offices are located at Mintflower Place, 8 Par-La-Ville Road, Hamilton, HM08, Bermuda. Its phone number is (441) 292-1510.

The linked share’s SEC file number is 000-49887.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2005	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2005	#N/A N/A	#N/A N/A	#N/A N/A
December 30, 2005	$39.94	$31.89	$37.88
March 31, 2006	$41.28	$31.37	$35.79
June 30, 2006	$40.71	$29.75	$33.79
September 29, 2006	$36.04	$28.35	$29.75
December 29, 2006	$34.62	$27.26	$29.78
March 30, 2007	$32.74	$27.68	$29.67
June 29, 2007	$36.42	$29.59	$33.38
September 28, 2007	$33.80	$27.05	$30.77
December 31, 2007	$31.23	$26.21	$27.39
March 31, 2008	$34.14	$23.61	$33.77
June 30, 2008	$50.57	$33.06	$49.23
September 30, 2008	$50.35	$22.51	$24.92
December 31, 2008	$24.52	$9.72	$11.97
March 31, 2009	$14.04	$8.25	$9.99
June 30, 2009	$19.78	$9.40	$15.58
September 30, 2009	$21.48	$13.78	$20.90
November 23, 2009*	$24.07	$19.18	$20.35

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NBR

Initial price: $20.35

Protection level: 70.00%

Protection price: $14.25

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.140049

Coupon: 12.50% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.00%
+ 90%	6.25%		90.00%
+ 80%	6.25%		80.00%
+ 70%	6.25%		70.00%
+ 60%	6.25%		60.00%
+ 50%	6.25%		50.00%
+ 40%	6.25%		40.00%
+ 30%	6.25%		30.00%
+ 20%	6.25%		20.00%
+ 10%	6.25%		10.00%
+ 5%	6.25%		5.00%

0%	6.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-5.00%
- 10%	6.25%	-3.75%	-10.00%
- 20%	6.25%	-13.75%	-20.00%
- 30%	6.25%	-23.75%	-30.00%
- 40%	N/A	-33.75%	-40.00%
- 50%	N/A	-43.75%	-50.00%
- 60%	N/A	-53.75%	-60.00%
- 70%	N/A	-63.75%	-70.00%
- 80%	N/A	-73.75%	-80.00%
- 90%	N/A	-83.75%	-90.00%
- 100%	N/A	-93.75%	-100.00%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, four dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes five units under construction, including one F&G JU-2000E premium jackup, one Globetrotter-class drillship, and three semisubmersibles. Approximately 87 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$18.42	$16.11	$17.60
March 31, 2004	$21.10	$17.21	$18.89
June 30, 2004	$19.52	$16.49	$18.63
September 30, 2004	$22.86	$17.37	$22.11
December 31, 2004	$24.85	$21.03	$24.46
March 31, 2005	$29.06	$23.13	$27.64
June 30, 2005	$31.77	$24.01	$30.25
September 30, 2005	$35.76	$29.44	$33.67
December 30, 2005	$37.19	$28.10	$34.69
March 31, 2006	$41.78	$33.96	$39.88
June 30, 2006	$42.37	$30.72	$36.60
September 29, 2006	$38.00	$29.96	$31.56
December 29, 2006	$40.48	$28.77	$37.45
March 30, 2007	$40.10	$33.25	$38.69
June 29, 2007	$48.60	$38.55	$47.96
September 28, 2007	$53.39	$42.76	$48.24
December 31, 2007	$56.68	$45.45	$55.58
March 31, 2008	$57.14	$39.75	$48.85
June 30, 2008	$68.50	$47.70	$64.71
September 30, 2008	$66.86	$39.73	$43.73
December 31, 2008	$43.40	$19.17	$22.00
March 31, 2009	$29.14	$19.95	$24.00
June 30, 2009	$37.35	$22.95	$30.13
September 30, 2009	$39.55	$27.45	$37.92
November 23, 2009*	$45.03	$35.83	$40.91

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $40.91

Protection level: 75.00%

Protection price: $30.68

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.443901

Coupon: 9.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.10% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.05%
+ 90%	4.50%		90.05%
+ 80%	4.50%		80.05%
+ 70%	4.50%		70.05%
+ 60%	4.50%		60.05%
+ 50%	4.50%		50.05%
+ 40%	4.50%		40.05%
+ 30%	4.50%		30.05%
+ 20%	4.50%		20.05%
+ 10%	4.50%		10.05%
+ 5%	4.50%		5.05%

0%	4.50%		0.05%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.95%
- 10%	4.50%	-5.50%	-9.95%
- 20%	4.50%	-15.50%	-19.95%
- 30%	N/A	-25.50%	-29.95%
- 40%	N/A	-35.50%	-39.95%
- 50%	N/A	-45.50%	-49.95%
- 60%	N/A	-55.50%	-59.95%
- 70%	N/A	-65.50%	-69.95%
- 80%	N/A	-75.50%	-79.95%
- 90%	N/A	-85.50%	-89.95%
- 100%	N/A	-95.50%	-99.95%

News Corporation

According to publicly available information, News Corporation (the “Company”) is a diversified global media company with operations in the following eight industry segments: (i) Filmed Entertainment; (ii) Television; (iii) Cable Network Programming; (iv) Direct Broadcast Satellite Television; (v) Magazines and Inserts; (vi) Newspapers and Information Services; (vii) Book Publishing; and (viii) Other. The activities of the Company are conducted principally in the United States, the United Kingdom, Continental Europe, Australia, Asia and Latin America.

The Company maintains a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year. At June 30, 2009, the Company had approximately 55,000 full-time employees. The Company’s principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 852-7000. The Company’s website is www.newscorp.com.

The linked share’s SEC file number is 001-32352.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.29	$7.95	$11.33
March 31, 2004	$12.38	$9.33	$10.70
June 30, 2004	$13.44	$10.10	$12.53
September 30, 2004	$14.98	$12.39	$13.65
December 31, 2004	$15.54	$13.46	$15.13
March 31, 2005	$17.10	$14.97	$15.86
June 30, 2005	$18.07	$15.95	$16.44
September 30, 2005	$16.75	$14.57	$15.67
December 30, 2005	$18.75	$15.08	$18.66
March 31, 2006	$18.88	$16.21	$16.92
June 30, 2006	$17.17	$15.01	$16.18
September 29, 2006	$17.23	$15.15	$15.59
December 29, 2006	$17.45	$13.94	$15.55
March 30, 2007	$16.96	$15.17	$16.61
June 29, 2007	$19.57	$16.60	$19.18
September 28, 2007	$19.92	$18.18	$19.65
December 31, 2007	$21.93	$19.35	$21.48
March 31, 2008	$24.05	$21.14	$23.12
June 30, 2008	$23.80	$21.04	$21.21
September 30, 2008	$15.23	$11.39	$11.99
December 31, 2008	$9.14	$8.00	$9.09
March 31, 2009	$10.00	$4.95	$6.62
June 30, 2009	$10.71	$6.44	$9.11
September 30, 2009	$12.58	$7.94	$11.99
November 23, 2009*	$13.09	$11.18	$12.01

*	High, low and closing prices are for the period starting December 29, 2008 and ending November 5, 2009.
**	In respect of the quarterly periods set forth above from the period ending December 31, 2003 up to and including the period ending September 30, 2008, the high, low and closing prices were those quoted on the New York Stock Exchange (NYSE) In respect of the period starting from December 29, 2008 and ending November 5, 2009, the high, low and closing prices were those quoted on the Nasdaq Global Select Market.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NWSA

Initial price: $12.01

Protection level: 75.00%

Protection price: $9.01

Physical delivery amount: 83 ($1,000/Initial price)

Fractional shares: 0.263947

Coupon: 10.00% per annum

Maturity: May 26, 2010

Dividend yield: 1.01% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.51%
+ 90%	5.00%		90.51%
+ 80%	5.00%		80.51%
+ 70%	5.00%		70.51%
+ 60%	5.00%		60.51%
+ 50%	5.00%		50.51%
+ 40%	5.00%		40.51%
+ 30%	5.00%		30.51%
+ 20%	5.00%		20.51%
+ 10%	5.00%		10.51%
+ 5%	5.00%		5.51%

0%	5.00%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.49%
- 10%	5.00%	-5.00%	-9.49%
- 20%	5.00%	-15.00%	-19.49%
- 30%	N/A	-25.00%	-29.49%
- 40%	N/A	-35.00%	-39.49%
- 50%	N/A	-45.00%	-49.49%
- 60%	N/A	-55.00%	-59.49%
- 70%	N/A	-65.00%	-69.49%
- 80%	N/A	-75.00%	-79.49%
- 90%	N/A	-85.00%	-89.49%
- 100%	N/A	-95.00%	-99.49%

Palm, Inc.

According to publicly available information, Palm, Inc. (the “Company”) is a provider of mobile products that enhance the lifestyle of individual users and business customers worldwide. As of December 31, 2008, Palm’s products for consumers, mobile professionals and businesses currently include Palm Pre™, Treo™ and Centro™ smartphones, as well as software, services and accessories. Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores.

The Company was incorporated in 1992 as Palm Computing Inc. and reincorporated in Delaware in 1999. Its headquarter facilities are in Sunnyvale, California.

The linked share’s SEC file number is: 0-29597.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$5.06	$2.70	$3.12
March 31, 2004	$5.86	$2.53	$5.67
June 30, 2004	$9.32	$4.17	$9.23
September 30, 2004	$11.13	$7.36	$8.08
December 31, 2004	$12.38	$7.05	$8.37
March 31, 2005	$8.53	$5.68	$6.74
June 30, 2005	$8.58	$5.51	$7.90
September 30, 2005	$9.87	$6.84	$7.52
December 30, 2005	$8.95	$6.50	$8.44
March 31, 2006	$12.38	$8.49	$12.29
June 30, 2006	$13.22	$8.48	$8.55
September 29, 2006	$8.78	$7.37	$7.73
December 29, 2006	$8.94	$7.12	$7.48
March 30, 2007	$10.35	$7.19	$9.62
June 29, 2007	$9.86	$8.21	$8.50
September 28, 2007	$9.16	$7.18	$8.64
December 31, 2007	$10.20	$5.24	$6.34
March 31, 2008	$7.05	$4.21	$5.00
June 30, 2008	$7.36	$4.96	$5.39
September 30, 2008	$8.94	$5.00	$5.97
December 31, 2008	$6.48	$1.14	$3.07
March 31, 2009	$9.51	$3.04	$8.62
June 30, 2009	$16.74	$8.41	$16.57
September 30, 2009	$18.09	$12.37	$17.43
November 23, 2009*	$17.40	$10.59	$11.47

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PALM

Initial price: $11.47

Protection level: 55.00%

Protection price: $6.31

Physical delivery amount: 87 ($1,000/Initial price)

Fractional shares: 0.183958

Coupon: 18.75% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.375%		100.00%
+ 90%	9.375%		90.00%
+ 80%	9.375%		80.00%
+ 70%	9.375%		70.00%
+ 60%	9.375%		60.00%
+ 50%	9.375%		50.00%
+ 40%	9.375%		40.00%
+ 30%	9.375%		30.00%
+ 20%	9.375%		20.00%
+ 10%	9.375%		10.00%
+ 5%	9.375%		5.00%

0%	9.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.375%	4.375%	-5.00%
- 10%	9.375%	-0.625%	-10.00%
- 20%	9.375%	-10.625%	-20.00%
- 30%	9.375%	-20.625%	-30.00%
- 40%	9.375%	-30.625%	-40.00%
- 50%	N/A	-40.625%	-50.00%
- 60%	N/A	-50.625%	-60.00%
- 70%	N/A	-60.625%	-70.00%
- 80%	N/A	-70.625%	-80.00%
- 90%	N/A	-80.625%	-90.00%
- 100%	N/A	-90.625%	-100.00%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a integrated fertilizer and related industrial and feed products company. In 2008, the Company estimates their potash operations represented 17% of global production and 22% of global potash capacity. In 2008, the Company estimates our phosphate operations produced 5% of world phosphoric acid production. In 2008, the Company estimates their nitrogen operations produced 2% of the world’s ammonia production.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 28, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
September 30, 2008	$229.95	$126.50	$132.01
December 31, 2008	$133.44	$47.54	$73.22
March 31, 2009	$95.46	$63.65	$80.81
June 30, 2009	$121.34	$77.19	$93.05
September 30, 2009	$102.28	$80.90	$90.34
November 23, 2009*	$118.04	$83.76	$113.78

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $113.78

Protection level: 75.00%

Protection price: $85.34

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.788891

Coupon: 9.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.36% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.18%
+ 90%	4.50%		90.18%
+ 80%	4.50%		80.18%
+ 70%	4.50%		70.18%
+ 60%	4.50%		60.18%
+ 50%	4.50%		50.18%
+ 40%	4.50%		40.18%
+ 30%	4.50%		30.18%
+ 20%	4.50%		20.18%
+ 10%	4.50%		10.18%
+ 5%	4.50%		5.18%

0%	4.50%		0.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.82%
- 10%	4.50%	-5.50%	-9.82%
- 20%	4.50%	-15.50%	-19.82%
- 30%	N/A	-25.50%	-29.82%
- 40%	N/A	-35.50%	-39.82%
- 50%	N/A	-45.50%	-49.82%
- 60%	N/A	-55.50%	-59.82%
- 70%	N/A	-65.50%	-69.82%
- 80%	N/A	-75.50%	-79.82%
- 90%	N/A	-85.50%	-89.82%
- 100%	N/A	-95.50%	-99.82%

Prudential Financial, Inc.

According to publicly available information, Prudential Financial, Inc. (the “Company”) is a financial services company with approximately $558 billion of assets under management as of December 31, 2008. The Company has operations in the United States, Asia, Europe and Latin America. Through its subsidiaries and affiliates, the Company offers a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. The Company provides these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

The linked share’s SEC file number is 001-16707.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.21	$36.00	$41.77
March 31, 2004	$48.19	$40.99	$44.78
June 30, 2004	$46.70	$40.14	$46.47
September 30, 2004	$48.66	$43.87	$47.04
December 31, 2004	$55.62	$42.40	$54.96
March 31, 2005	$59.62	$52.07	$57.40
June 30, 2005	$66.83	$54.64	$65.66
September 30, 2005	$69.40	$62.40	$67.56
December 30, 2005	$78.62	$63.26	$73.19
March 31, 2006	$77.87	$73.10	$75.81
June 30, 2006	$80.30	$73.61	$77.70
September 29, 2006	$79.30	$71.28	$76.25
December 29, 2006	$87.17	$75.75	$85.86
March 30, 2007	$93.26	$85.38	$90.26
June 29, 2007	$103.27	$89.88	$97.23
September 28, 2007	$99.10	$81.61	$97.58
December 31, 2007	$101.44	$89.27	$93.04
March 31, 2008	$93.14	$65.68	$78.25
June 30, 2008	$83.75	$59.10	$59.74
September 30, 2008	$88.00	$54.70	$72.00
December 31, 2008	$70.41	$13.10	$30.26
March 31, 2009	$35.95	$10.65	$19.02
June 30, 2009	$46.39	$18.20	$37.22
September 30, 2009	$55.98	$32.25	$49.91
November 23, 2009*	$52.95	$43.41	$49.08

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PRU

Initial price: $49.08

Protection level: 70.00%

Protection price: $34.36

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.374898

Coupon: 11.50% per annum

Maturity: May 26, 2010

Dividend yield: 1.39% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.70%
+ 90%	5.75%		90.70%
+ 80%	5.75%		80.70%
+ 70%	5.75%		70.70%
+ 60%	5.75%		60.70%
+ 50%	5.75%		50.70%
+ 40%	5.75%		40.70%
+ 30%	5.75%		30.70%
+ 20%	5.75%		20.70%
+ 10%	5.75%		10.70%
+ 5%	5.75%		5.70%

0%	5.75%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.750%	0.75%	-4.30%
- 10%	5.75%	-4.25%	-9.30%
- 20%	5.75%	-14.25%	-19.30%
- 30%	5.75%	-24.25%	-29.30%
- 40%	N/A	-34.25%	-39.30%
- 50%	N/A	-44.25%	-49.30%
- 60%	N/A	-54.25%	-59.30%
- 70%	N/A	-64.25%	-69.30%
- 80%	N/A	-74.25%	-79.30%
- 90%	N/A	-84.25%	-89.30%
- 100%	N/A	-94.25%	-99.30%

Patterson-UTI Energy, Inc.

According to publicly available information, Patterson-UTI Energy, Inc. (the “Company”) is an operator of land-based drilling rigs in North America. The Company was formed in 1978 and reincorporated in 1993 as a Delaware corporation. The Company’s contract drilling business operates primarily in: Texas, New Mexico, Oklahoma, Arkansas, Louisiana, Mississippi, Colorado, Utah, Wyoming, Montana, North Dakota, South Dakota, and Western Canada (Alberta, British Columbia and Saskatchewan).

As of December 31, 2008, we had a drilling fleet that consisted of 344 marketable land-based drilling rigs. A drilling rig includes the structure, power source and machinery necessary to cause a drill bit to penetrate earth to a depth desired by the customer. A drilling rig is considered currently marketable at a point in time if it is operating or can be made ready to operate without significant capital expenditures. The Company also has an inventory of drilling rig components and equipment which may be used in the activation of additional drilling rigs or as replacement parts for marketable rigs.

The Company provides pressure pumping services to oil and natural gas operators primarily in the Appalachian Basin. These services consist primarily of well stimulation and cementing for completion of new wells and remedial work on existing wells. The Company provides drilling fluids, completion fluids and related services to oil and natural gas operators offshore in the Gulf of Mexico and on land in Texas, Southeastern New Mexico, Oklahoma and the Gulf Coast region of Louisiana. Drilling and completion fluids are used by oil and natural gas operators during the drilling process to control pressure when drilling oil and natural gas wells. The Company is also engaged in the development, exploration, acquisition and production of oil and natural gas. Its oil and natural gas operations are focused primarily in producing regions of West and South Texas, Southeastern New Mexico, Utah and Mississippi.

The linked share’s SEC file number is 0-22664.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.97	$12.84	$16.46
March 31, 2004	$19.19	$15.75	$17.71
June 30, 2004	$19.56	$14.53	$16.71
September 30, 2004	$19.88	$15.69	$19.07
December 31, 2004	$20.45	$17.85	$19.45
March 31, 2005	$26.66	$17.15	$25.02
June 30, 2005	$29.33	$22.39	$27.83
September 30, 2005	$36.78	$27.79	$36.08
December 30, 2005	$36.72	$28.46	$32.95
March 31, 2006	$38.48	$25.61	$31.96
June 30, 2006	$35.65	$25.24	$28.31
September 29, 2006	$29.11	$21.85	$23.76
December 29, 2006	$28.21	$20.83	$23.23
March 30, 2007	$24.89	$21.13	$22.44
June 29, 2007	$27.66	$22.18	$26.21
September 28, 2007	$26.48	$20.80	$22.57
December 31, 2007	$23.21	$18.44	$19.52
March 31, 2008	$26.38	$17.40	$26.18
June 30, 2008	$36.39	$25.71	$36.04
September 30, 2008	$37.45	$17.85	$20.02
December 31, 2008	$19.64	$8.65	$11.51
March 31, 2009	$13.50	$7.49	$8.96
June 30, 2009	$15.94	$8.56	$12.86
September 30, 2009	$15.98	$11.38	$15.10
November 23, 2009*	$18.07	$14.25	$15.20

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PTEN

Initial price: $15.20

Protection level: 70.00%

Protection price: $10.64

Physical delivery amount: 65 ($1,000/Initial price)

Fractional shares: 0.789474

Coupon: 11.00% per annum

Maturity: May 26, 2010

Dividend yield: 2.03% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.02%
+ 90%	5.50%		91.02%
+ 80%	5.50%		81.02%
+ 70%	5.50%		71.02%
+ 60%	5.50%		61.02%
+ 50%	5.50%		51.02%
+ 40%	5.50%		41.02%
+ 30%	5.50%		31.02%
+ 20%	5.50%		21.02%
+ 10%	5.50%		11.02%
+ 5%	5.50%		6.02%

0%	5.50%		1.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.98%
- 10%	5.50%	-4.50%	-8.98%
- 20%	5.50%	-14.50%	-18.98%
- 30%	5.50%	-24.50%	-28.98%
- 40%	N/A	-34.50%	-38.98%
- 50%	N/A	-44.50%	-48.98%
- 60%	N/A	-54.50%	-58.98%
- 70%	N/A	-64.50%	-68.98%
- 80%	N/A	-74.50%	-78.98%
- 90%	N/A	-84.50%	-88.98%
- 100%	N/A	-94.50%	-98.98%

Plains Exploration & Production Company

According to publicly available information, Plains Exploration & Production Company (the “Company”) an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas properties primarily in the United States.

As of December 31, 2008, the Company had estimated proved reserves of 292.1 million barrels of oil equivalent, of which 61% was comprised of oil and 72% was proved developed. The Company had a total proved reserve life of approximately 10 years and a proved developed reserve life of approximately 7 years. The Company believes there long-lived, low production decline reserve base combined with there active risk management program should provide them with relatively stable and recurring cash flow. As of December 31, 2008, and based on year-end 2008 reference prices as adjusted for location and quality differentials, the Company’s reserves had a standardized measure of $1.1 billion.

The linked share’s SEC file number is: 001-31470.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$16.15	$12.55	$15.39
March 31, 2004	$19.00	$14.80	$18.64
June 30, 2004	$20.79	$16.80	$18.35
September 30, 2004	$24.12	$18.17	$23.86
December 31, 2004	$28.40	$23.54	$26.00
March 31, 2005	$39.25	$24.00	$34.90
June 30, 2005	$37.66	$28.02	$35.53
September 30, 2005	$44.60	$34.47	$42.82
December 30, 2005	$46.66	$35.20	$39.73
March 31, 2006	$46.90	$36.58	$38.64
June 30, 2006	$42.54	$31.45	$40.54
September 29, 2006	$47.00	$39.72	$42.91
December 29, 2006	$49.37	$40.20	$47.53
March 30, 2007	$49.37	$43.00	$45.14
June 29, 2007	$54.30	$42.38	$47.81
September 28, 2007	$51.76	$35.31	$44.22
December 31, 2007	$56.48	$43.91	$54.00
March 31, 2008	$57.00	$40.73	$53.14
June 30, 2008	$79.86	$52.30	$72.97
September 30, 2008	$76.50	$30.64	$35.16
December 31, 2008	$35.05	$15.52	$23.24
March 31, 2009	$27.16	$15.25	$17.23
June 30, 2009	$32.87	$16.40	$27.36
September 30, 2009	$32.29	$23.49	$27.66
November 23, 2009*	$31.60	$24.44	$27.19

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXP

Initial price: $27.19

Protection level: 75.00%

Protection price: $20.39

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.778227

Coupon: 13.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		100.00%
+ 90%	6.625%		90.00%
+ 80%	6.625%		80.00%
+ 70%	6.625%		70.00%
+ 60%	6.625%		60.00%
+ 50%	6.625%		50.00%
+ 40%	6.625%		40.00%
+ 30%	6.625%		30.00%
+ 20%	6.625%		20.00%
+ 10%	6.625%		10.00%
+ 5%	6.625%		5.00%

0%	6.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-5.00%
- 10%	6.625%	-3.375%	-10.00%
- 20%	6.625%	-13.375%	-20.00%
- 30%	N/A	-23.375%	-30.00%
- 40%	N/A	-33.375%	-40.00%
- 50%	N/A	-43.375%	-50.00%
- 60%	N/A	-53.375%	-60.00%
- 70%	N/A	-63.375%	-70.00%
- 80%	N/A	-73.375%	-80.00%
- 90%	N/A	-83.375%	-90.00%
- 100%	N/A	-93.375%	-100.00%

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and, as of February 28, 2009, include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 30, 2009	$88.07	$63.36	$67.55
November 23, 2009*	$70.56	$54.31	$60.00

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $60.00

Protection level: 75.00%

Protection price: $45.00

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.666667

Coupon: 13.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

RadioShack Corporation

According to publicly available information, RadioShack Corporation (the “Company”) was incorporated in Delaware in 1967. The Company primarily engages in the retail sale of consumer electronics goods and services through the RadioShack store chain and non-RadioShack granded kiosk operations. The strategy is to provide cost-effective solutions to meet the routine electronics needs and distinct electronics wants of the customers. At December 31, 2008, the Company operated 4,453 U.S. company-operated stores under the RadioShack brand located throughout the United States, as well as in Puerto Rico and the U.S. Virgin Islands.

The linked share’s SEC file number is 001-05571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$32.48	$27.90	$30.68
March 31, 2004	$36.21	$28.86	$33.16
June 30, 2004	$33.73	$28.28	$28.63
September 30, 2004	$31.25	$26.04	$28.64
December 31, 2004	$34.00	$28.10	$32.88
March 31, 2005	$34.48	$23.75	$24.50
June 30, 2005	$26.43	$23.11	$23.17
September 30, 2005	$27.23	$22.81	$24.80
December 30, 2005	$25.00	$20.55	$21.03
March 31, 2006	$23.35	$18.57	$19.23
June 30, 2006	$19.00	$13.98	$14.00
September 29, 2006	$19.80	$13.73	$19.30
December 29, 2006	$20.50	$16.42	$16.78
March 30, 2007	$27.88	$16.69	$27.03
June 29, 2007	$35.00	$26.66	$33.14
September 28, 2007	$34.98	$20.10	$20.66
December 31, 2007	$23.41	$16.72	$16.86
March 31, 2008	$19.46	$13.76	$16.25
June 30, 2008	$17.62	$11.93	$12.27
September 30, 2008	$19.79	$11.56	$17.28
December 31, 2008	$17.20	$8.06	$11.94
March 31, 2009	$12.95	$6.47	$8.57
June 30, 2009	$15.20	$8.40	$13.96
September 30, 2009	$17.45	$12.66	$16.57
November 23, 2009*	$20.56	$14.83	$18.99

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RSH

Initial price: $18.99

Protection level: 75.00%

Protection price: $14.24

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.659294

Coupon: 10.75% per annum

Maturity: May 26, 2010

Dividend yield: 1.36% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.68%
+ 90%	5.375%		90.68%
+ 80%	5.375%		80.68%
+ 70%	5.375%		70.68%
+ 60%	5.375%		60.68%
+ 50%	5.375%		50.68%
+ 40%	5.375%		40.68%
+ 30%	5.375%		30.68%
+ 20%	5.375%		20.68%
+ 10%	5.375%		10.68%
+ 5%	5.375%		5.68%

0%	5.375%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.32%
- 10%	5.375%	-4.625%	-9.32%
- 20%	5.375%	-14.625%	-19.32%
- 30%	N/A	-24.625%	-29.32%
- 40%	N/A	-34.625%	-39.32%
- 50%	N/A	-44.625%	-49.32%
- 60%	N/A	-54.625%	-59.32%
- 70%	N/A	-64.625%	-69.32%
- 80%	N/A	-74.625%	-79.32%
- 90%	N/A	-84.625%	-89.32%
- 100%	N/A	-94.625%	-99.32%

Scientific Games Corporation

According to publicly available information, Scientific Games Corporation (the “Company”) is a leading supplier of technology-based products, systems and services to gaming markets worldwide. The Company report its operations in three business segments: Printed Products Group, Lottery Systems Group, and Diversified Gaming Group.

The Company’s Printed Products Group is composed of its instant lottery ticket business and its prepaid phone card business. As of December 31, 2008, the Company’s instant ticket customers include 40 of the 42 U.S. jurisdictions that currently sell instant lottery tickets, and the Company has sold instant tickets and related services to lotteries in over 50 other countries.

Lottery Systems Group is a leading provider of sophisticated, customized computer software, equipment and data communication services to government-sponsored and privately-operated lotteries in the U.S. and internationally. This business includes the provision of transaction processing software for the accounting and validation of both instant and online lottery games, point-of-sale terminals, central site computers, communications technology, and ongoing support and maintenance for these products.

The Company’s Diversified Gaming Group provides services and systems to private and public operators in the wide area gaming markets and in the pari-mutuel wagering industry. The Company’s product offerings includes fixed odds betting terminals, video lottery terminals, monitor games, wagering systems for the pari-mutuel racing industry, sports betting systems and services, and Amusement With Prize and Skill With Prize terminals.

The Company was incorporated in the state of Delaware on July 2, 1984.

The linked share’s SEC file number is 000-13063.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$17.14	$11.39	$17.01
March 31, 2004	$19.49	$14.55	$18.72
June 30, 2004	$21.90	$16.44	$19.14
September 30, 2004	$19.94	$15.57	$19.10
December 31, 2004	$24.74	$18.44	$23.84
March 31, 2005	$26.75	$21.61	$22.85
June 30, 2005	$27.83	$20.84	$26.93
September 30, 2005	$31.71	$26.86	$31.00
December 30, 2005	$31.67	$26.07	$27.28
March 31, 2006	$35.46	$26.99	$35.13
June 30, 2006	$40.63	$32.34	$35.62
September 29, 2006	$36.65	$26.91	$31.80
December 29, 2006	$32.55	$26.40	$30.23
March 30, 2007	$34.85	$28.62	$32.83
June 29, 2007	$38.13	$30.49	$34.95
September 28, 2007	$39.46	$31.70	$37.60
December 31, 2007	$40.70	$30.23	$33.25
March 31, 2008	$33.66	$15.87	$21.11
June 30, 2008	$34.31	$21.28	$29.62
September 30, 2008	$32.89	$20.22	$23.02
December 31, 2008	$23.13	$10.05	$17.54
March 31, 2009	$19.47	$10.14	$12.11
June 30, 2009	$20.16	$11.77	$15.77
September 30, 2009	$18.79	$13.31	$15.83
November 23, 2009*	$19.28	$12.78	$14.55

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SGMS

Initial price: $14.55

Protection level: 75.00%

Protection price: $10.91

Physical delivery amount: 68 ($1,000/Initial price)

Fractional shares: 0.728522

Coupon: 13.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is the largest silver streaming company in the world as of December 31, 2008. The Company has entered into nine long-term silver purchase agreements with Goldcorp (Luismin mines and Peñasquito mine in Mexico), Lundin Mining (Zinkgruvan mine in Sweden), Glencore (Yauliyacu mine in Peru), Hellas Gold (Stratoni mine in Greece), Mercator (Mineral Park mine in Arizona, USA), Farallon (Campo Morado mine in Mexico), Aurcana (La Negra mine in Mexico), and Alexco (Keno Hill property in Canada) whereby the Company acquires silver production from the counterparties at a price of $3.90 per ounce, subject to inflationary adjustments. As a result, the primary drivers of the Company’s financial results are the volume of silver production at the various mines and the price of silver.

Silver Wheaton is listed on the New York Stock Exchange (symbol: SLW) and the Toronto Stock Exchange (symbol: SLW). In addition, the Company has share purchase warrants that trade on the Toronto Stock Exchange.

The Company is located in Canada and its main office is at Suite 3150-666 Burrard Street, Vancouver BC V6C 2X8 as of December 31, 2008.

The linked shares’ SEC file number is 333-121627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$11.26	$6.80	$9.42
September 29, 2006	$12.21	$8.17	$9.44
December 29, 2006	$12.07	$7.95	$10.48
March 30, 2007	$11.15	$8.83	$9.48
June 29, 2007	$12.47	$9.30	$11.69
September 28, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
November 23, 2009*	$16.72	$11.67	$16.25

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLW

Initial price: $16.25

Protection level: 70.00%

Protection price: $11.38

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.538462

Coupon: 17.50% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.00%
+ 90%	8.75%		90.00%
+ 80%	8.75%		80.00%
+ 70%	8.75%		70.00%
+ 60%	8.75%		60.00%
+ 50%	8.75%		50.00%
+ 40%	8.75%		40.00%
+ 30%	8.75%		30.00%
+ 20%	8.75%		20.00%
+ 10%	8.75%		10.00%
+ 5%	8.75%		5.00%

0%	8.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	8.75%	-21.25%	-30.00%
- 40%	N/A	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
- 100%	N/A	-91.25%	-100.00%

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico.

The Company provides well intervention services that stimulate oil and gas production. The Company’s well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline.

The Company also provides services in three other business segments including: Rental Tools, Marine Lifeboat Services, and Oil and Gas Operations.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.25	$8.27	$9.40
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 28, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 30, 2008	$57.75	$38.70	$55.14
September 30, 2008	$55.08	$28.83	$31.14
December 31, 2008	$30.81	$11.61	$15.93
March 31, 2009	$18.75	$11.20	$12.89
June 30, 2009	$24.65	$12.37	$17.27
September 30, 2009	$23.18	$14.76	$22.52
November 23, 2009*	$25.91	$20.92	$22.04

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $22.04

Protection level: 75.00%

Protection price: $16.53

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.372051

Coupon: 10.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, develops, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components business segment.

In January 2007, the Company acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
November 23, 2009*	$33.97	$20.94	$21.06

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $21.06

Protection level: 70.00%

Protection price: $14.74

Physical delivery amount: 47 ($1,000/Initial price)

Fractional shares: 0.483381

Coupon: 16.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	8.00%	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2008, with leading positions in key solar markets. Since the Company commenced business operations in May 2002, they have grown rapidly to become the world’s third largest manufacturer of photovoltaic, or PV, cells in 2008, based on production output. e design, develop, manufacture and market a variety of PV cells and modules, including a broad range of value-added building-integrated photovoltaics, or BIPV, products. The Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. The Company also provide PV system integration services to customers in China and the United States, and are expanding into the development of utility scale solar power systems. The Company sells there products in various key solar energy markets worldwide including Spain, Germany, the United States, China, South Korea, Italy, the Middle East, Australia and Japan.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 30, 2008	$48.63	$31.57	$35.87
December 31, 2008	$37.54	$5.37	$11.70
March 31, 2009	$14.15	$5.09	$11.69
June 30, 2009	$20.18	$11.23	$17.86
September 30, 2009	$21.36	$12.79	$15.20
November 23, 2009*	$16.38	$12.05	$15.52

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $15.52

Protection level: 65.00%

Protection price: $10.09

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.432990

Coupon: 20.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Seagate Technology

According to publicly available information, Seagate Technology (the “Company”) designs, manufactures and markets rigid disc drives. Rigid disc drives, which are commonly referred to as disc drives or hard drives, are used as the primary medium for storing electronic information in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering information over corporate networks and the Internet. The Company’s enterprise applications are used in enterprise servers, mainframes and workstations; its desktop applications are used in desktop computers; its mobile computing applications are used in notebook computers; and its consumer electronics applications are used in devices such as digital video recorders, digital music players and gaming devices.

At July 3, 2009, the Company employed 47,000 employees, temporary employees and contractors worldwide.

The linked share’s SEC file number is 001-31560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	$13.41	$10.80	$12.12
December 31, 2008	$12.17	$3.67	$4.43
March 31, 2009	$6.56	$2.98	$6.01
June 30, 2009	$10.63	$5.51	$10.46
September 30, 2009	$16.16	$9.26	$15.21
November 23, 2009*	$17.23	$13.79	$15.92

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STX

Initial price: $15.92

Protection level: 75.00%

Protection price: $11.94

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.814070

Coupon: 13.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.19% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.10%
+ 90%	6.50%		90.10%
+ 80%	6.50%		80.10%
+ 70%	6.50%		70.10%
+ 60%	6.50%		60.10%
+ 50%	6.50%		50.10%
+ 40%	6.50%		40.10%
+ 30%	6.50%		30.10%
+ 20%	6.50%		20.10%
+ 10%	6.50%		10.10%
+ 5%	6.50%		5.10%

0%	6.50%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.90%
- 10%	6.50%	-3.50%	-9.90%
- 20%	6.50%	-13.50%	-19.90%
- 30%	N/A	-23.50%	-29.90%
- 40%	N/A	-33.50%	-39.90%
- 50%	N/A	-43.50%	-49.90%
- 60%	N/A	-53.50%	-59.90%
- 70%	N/A	-63.50%	-69.90%
- 80%	N/A	-73.50%	-79.90%
- 90%	N/A	-83.50%	-89.90%
- 100%	N/A	-93.50%	-99.90%

Suncor Energy Inc.

According to publicly available information, Suncor Energy Inc. (the “Company”) is an integrated energy company, with corporate headquarters in Calgary, Alberta, Canada. The Company is strategically focused on developing one of the world’s largest petroleum resource basins—Canada’s Athabasca oil sands. In addition, the Company explores for, acquires, develops, produces and markets crude oil and natural gas, transport and refine crude oil and market petroleum and petrochemical products. Periodically, the Company also markets third-party petroleum products. The Company also carries on energy trading activities focused principally on buying and selling futures contracts and other derivative instruments based on the commodities the Company produces.

In 2008, the Company produced approximately 264,700 boe per day, comprised of 228,000 barrels per day (bpd) of crude oil from our oil sands operations, and 220 million cubic feet equivalent per day (mmcfe/d) of natural gas and liquids from our natural gas business.

The linked share’s SEC file number is 001-12384.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.71	$9.29	$12.53
March 31, 2004	$14.38	$12.34	$13.68
June 30, 2004	$14.04	$11.28	$12.81
September 30, 2004	$16.32	$12.46	$16.01
December 31, 2004	$18.08	$15.58	$17.70
March 31, 2005	$20.85	$15.67	$20.11
June 30, 2005	$24.48	$17.69	$23.66
September 30, 2005	$31.25	$23.70	$30.27
December 30, 2005	$33.00	$24.06	$31.57
March 31, 2006	$41.08	$32.00	$38.51
June 30, 2006	$44.93	$33.68	$40.51
September 29, 2006	$43.39	$31.89	$36.03
December 29, 2006	$41.04	$32.03	$39.46
March 30, 2007	$38.90	$33.89	$38.18
June 29, 2007	$46.76	$37.86	$44.96
September 28, 2007	$50.06	$41.19	$47.41
December 31, 2007	$58.99	$45.70	$54.37
March 31, 2008	$56.73	$39.67	$48.18
June 30, 2008	$74.28	$46.32	$58.12
September 30, 2008	$61.99	$38.00	$42.14
December 31, 2008	$40.49	$14.52	$19.50
March 31, 2009	$27.77	$16.95	$22.21
June 30, 2009	$36.92	$21.61	$30.34
September 30, 2009	$37.30	$25.52	$34.56
November 23, 2009*	$39.61	$31.84	$36.67

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SU

Initial price: $36.67

Protection level: 75.00%

Protection price: $27.50

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.270248

Coupon: 9.00% per annum

Maturity: May 26, 2010

Dividend yield: 0.59% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.30%
+ 90%	4.50%		90.30%
+ 80%	4.50%		80.30%
+ 70%	4.50%		70.30%
+ 60%	4.50%		60.30%
+ 50%	4.50%		50.30%
+ 40%	4.50%		40.30%
+ 30%	4.50%		30.30%
+ 20%	4.50%		20.30%
+ 10%	4.50%		10.30%
+ 5%	4.50%		5.30%

0%	4.50%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.70%
- 10%	4.50%	-5.50%	-9.70%
- 20%	4.50%	-15.50%	-19.70%
- 30%	N/A	-25.50%	-29.70%
- 40%	N/A	-35.50%	-39.70%
- 50%	N/A	-45.50%	-49.70%
- 60%	N/A	-55.50%	-59.70%
- 70%	N/A	-65.50%	-69.70%
- 80%	N/A	-75.50%	-79.70%
- 90%	N/A	-85.50%	-89.70%
- 100%	N/A	-95.50%	-99.70%

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. As of December 31, 2008, the Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production, Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$3.19	$2.27	$2.99
March 31, 2004	$3.11	$2.42	$3.02
June 30, 2004	$3.62	$2.95	$3.58
September 30, 2004	$5.36	$3.65	$5.25
December 31, 2004	$6.93	$5.06	$6.34
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 30, 2009	$45.80	$34.26	$42.68
November 23, 2009*	$50.61	$39.80	$42.28

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $42.28

Protection level: 75.00%

Protection price: $31.71

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.651845

Coupon: 10.25% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

TCF Financial Corporation

According to publicly available information, TCF Financial Corporation (the “Company”) is a financial holding company based in Wayzata, Minnesota. Its principal subsidiaries, TCF National Bank and TCF National Bank Arizona, are headquartered in Minnesota and Arizona, respectively. TCF Bank operates bank branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona. The Company’s focus is on the delivery of retail and commercial banking products in markets served by TCF Bank and commercial equipment loans and leases, and inventory finance loans throughout the United States and Canada.

At December 31, 2008, the Company had total assets of $17 billion and was the 38th largest publicly traded bank holding company in the United States based on total assets as of September 30, 2008. Unless otherwise indicated, references herein to “TCF” include its direct and indirect subsidiaries. References herein to the “Holding Company” or “TCF Financial” refer to TCF Financial Corporation on an unconsolidated basis.

The Company’s core businesses include retail and small business banking, commercial banking, consumer lending, leasing and equipment finance and inventory finance. The retail banking business includes traditional and supermarket branches, campus banking, EXPRESS TELLER® ATMs and Visa®  cards. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Financial Condition Analysis—Operating Segment Results” and Note 23 of Notes to Consolidated Financial Statements for information regarding the Company’s reportable operating segments.

The linked share’s SEC file number is 001-10253.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$27.13	$23.91	$25.68
March 31, 2004	$26.37	$23.92	$25.54
June 30, 2004	$29.03	$24.35	$29.03
September 30, 2004	$32.62	$28.01	$30.29
December 31, 2004	$32.36	$29.46	$32.14
March 31, 2005	$32.02	$26.42	$27.15
June 30, 2005	$28.56	$24.55	$25.88
September 30, 2005	$28.82	$25.81	$26.75
December 30, 2005	$28.77	$25.02	$27.14
March 31, 2006	$28.41	$24.23	$25.75
June 30, 2006	$27.68	$24.91	$26.45
September 29, 2006	$27.86	$24.94	$26.29
December 29, 2006	$27.89	$25.16	$27.42
March 30, 2007	$27.91	$24.93	$26.36
June 29, 2007	$28.98	$25.39	$27.80
September 28, 2007	$28.24	$22.69	$26.18
December 31, 2007	$27.95	$17.17	$17.93
March 31, 2008	$22.04	$14.93	$17.92
June 30, 2008	$19.31	$11.91	$12.03
September 30, 2008	$24.50	$9.25	$18.00
December 31, 2008	$20.00	$11.22	$13.66
March 31, 2009	$14.30	$8.74	$11.76
June 30, 2009	$16.65	$11.37	$13.37
September 30, 2009	$15.83	$12.71	$13.04
November 23, 2009*	$14.56	$11.36	$12.66

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TCB

Initial price: $12.66

Protection level: 75.00%

Protection price: $9.50

Physical delivery amount: 78 ($1,000/Initial price)

Fractional shares: 0.988942

Coupon: 11.25% per annum

Maturity: May 26, 2010

Dividend yield: 3.05% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		101.53%
+ 90%	5.625%		91.53%
+ 80%	5.625%		81.53%
+ 70%	5.625%		71.53%
+ 60%	5.625%		61.53%
+ 50%	5.625%		51.53%
+ 40%	5.625%		41.53%
+ 30%	5.625%		31.53%
+ 20%	5.625%		21.53%
+ 10%	5.625%		11.53%
+ 5%	5.625%		6.53%

0%	5.625%		1.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-3.47%
- 10%	5.625%	-4.375%	-8.47%
- 20%	5.625%	-14.375%	-18.47%
- 30%	N/A	-24.375%	-28.47%
- 40%	N/A	-34.375%	-38.47%
- 50%	N/A	-44.375%	-48.47%
- 60%	N/A	-54.375%	-58.47%
- 70%	N/A	-64.375%	-68.47%
- 80%	N/A	-74.375%	-78.47%
- 90%	N/A	-84.375%	-88.47%
- 100%	N/A	-94.375%	-98.47%

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2008, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$14.82	$9.33	$14.24
March 31, 2004	$19.09	$13.03	$18.49
June 30, 2004	$19.60	$14.01	$17.07
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
November 23, 2009*	$25.50	$18.08	$19.73

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $19.73

Protection level: 70.00%

Protection price: $13.81

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.684237

Coupon: 16.75% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.375%		100.00%
+ 90%	8.375%		90.00%
+ 80%	8.375%		80.00%
+ 70%	8.375%		70.00%
+ 60%	8.375%		60.00%
+ 50%	8.375%		50.00%
+ 40%	8.375%		40.00%
+ 30%	8.375%		30.00%
+ 20%	8.375%		20.00%
+ 10%	8.375%		10.00%
+ 5%	8.375%		5.00%

0%	8.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.375%	3.375%	-5.00%
- 10%	8.375%	-1.625%	-10.00%
- 20%	8.375%	-11.625%	-20.00%
- 30%	8.375%	-21.625%	-30.00%
- 40%	N/A	-31.625%	-40.00%
- 50%	N/A	-41.625%	-50.00%
- 60%	N/A	-51.625%	-60.00%
- 70%	N/A	-61.625%	-70.00%
- 80%	N/A	-71.625%	-80.00%
- 90%	N/A	-81.625%	-90.00%
- 100%	N/A	-91.625%	-100.00%

T. Rowe Price Group

According to publicly available information, T. Rowe Price Group (the “Company”) is a financial services holding company that derives its consolidated revenues and net income primarily from investment advisory services that its subsidiaries provide to individual and institutional investors in the sponsored T. Rowe Price mutual funds and other investment portfolios. Our investment advisory revenues depend largely on the total value and composition of assets under our management. Accordingly, fluctuations in financial markets and in the composition of assets under management impact our revenues and results of operations.

As of December 31, 2008, the Company’s total assets under management is $276.3 billion.

The linked share’s SEC file number is: 033-07012-99.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$23.80	$19.68	$23.71
March 31, 2004	$28.47	$23.67	$26.92
June 30, 2004	$27.46	$23.07	$25.20
September 30, 2004	$26.22	$21.92	$25.47
December 31, 2004	$31.70	$24.42	$31.10
March 31, 2005	$31.75	$28.78	$29.69
June 30, 2005	$31.75	$27.10	$31.30
September 30, 2005	$34.02	$30.76	$32.65
December 30, 2005	$37.70	$30.11	$36.02
March 31, 2006	$39.91	$35.56	$39.11
June 30, 2006	$43.62	$35.45	$37.81
September 29, 2006	$48.08	$34.87	$47.85
December 29, 2006	$48.50	$42.53	$43.77
March 30, 2007	$50.30	$44.59	$47.19
June 29, 2007	$55.21	$46.82	$51.89
September 28, 2007	$57.44	$45.27	$55.69
December 31, 2007	$65.45	$53.46	$60.88
March 31, 2008	$60.40	$43.00	$50.00
June 30, 2008	$63.69	$49.96	$56.47
September 30, 2008	$70.20	$46.22	$53.71
December 31, 2008	$58.00	$24.27	$35.44
March 31, 2009	$37.77	$20.09	$28.86
June 30, 2009	$44.90	$27.47	$41.67
September 30, 2009	$49.15	$36.67	$45.70
November 23, 2009*	$55.48	$43.05	$49.48

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TROW

Initial price: $49.48

Protection level: 75.00%

Protection price: $37.11

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.210186

Coupon: 9.00% per annum

Maturity: May 26, 2010

Dividend yield: 2.01% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		101.01%
+ 90%	4.50%		91.01%
+ 80%	4.50%		81.01%
+ 70%	4.50%		71.01%
+ 60%	4.50%		61.01%
+ 50%	4.50%		51.01%
+ 40%	4.50%		41.01%
+ 30%	4.50%		31.01%
+ 20%	4.50%		21.01%
+ 10%	4.50%		11.01%
+ 5%	4.50%		6.01%

0%	4.50%		1.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-3.99%
- 10%	4.50%	-5.50%	-8.99%
- 20%	4.50%	-15.50%	-18.99%
- 30%	N/A	-25.50%	-28.99%
- 40%	N/A	-35.50%	-38.99%
- 50%	N/A	-45.50%	-48.99%
- 60%	N/A	-55.50%	-58.99%
- 70%	N/A	-65.50%	-68.99%
- 80%	N/A	-75.50%	-78.99%
- 90%	N/A	-85.50%	-88.99%
- 100%	N/A	-95.50%	-98.99%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. As of December 31, 2008, the Company is an independent petroleum refiner and marketer in the United States with two operating segments—(1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA Gasoline™ brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 28, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
June 30, 2008	$33.40	$18.60	$19.77
September 30, 2008	$20.17	$14.29	$16.49
December 31, 2008	$16.86	$6.71	$13.17
March 31, 2009	$19.16	$11.88	$13.47
June 30, 2009	$18.76	$12.25	$12.73
September 30, 2009	$16.04	$10.63	$14.98
November 23, 2009*	$16.92	$12.99	$13.11

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $13.11

Protection level: 75.00%

Protection price: $9.83

Physical delivery amount: 76 ($1,000/Initial price)

Fractional shares: 0.277651

Coupon: 13.25% per annum

Maturity: May 26, 2010

Dividend yield: 3.10% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		101.55%
+ 90%	6.625%		91.55%
+ 80%	6.625%		81.55%
+ 70%	6.625%		71.55%
+ 60%	6.625%		61.55%
+ 50%	6.625%		51.55%
+ 40%	6.625%		41.55%
+ 30%	6.625%		31.55%
+ 20%	6.625%		21.55%
+ 10%	6.625%		11.55%
+ 5%	6.625%		6.55%

0%	6.625%		1.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-3.45%
- 10%	6.625%	-3.375%	-8.45%
- 20%	6.625%	-13.375%	-18.45%
- 30%	N/A	-23.375%	-28.45%
- 40%	N/A	-33.375%	-38.45%
- 50%	N/A	-43.375%	-48.45%
- 60%	N/A	-53.375%	-58.45%
- 70%	N/A	-63.375%	-68.45%
- 80%	N/A	-73.375%	-78.45%
- 90%	N/A	-83.375%	-88.45%
- 100%	N/A	-93.375%	-98.45%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 01-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
September 30, 2009	$21.10	$15.29	$19.39
November 23, 2009*	$21.47	$16.18	$16.23

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $16.23

Protection level: 75.00%

Protection price: $12.17

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.614295

Coupon: 9.50% per annum

Maturity: May 26, 2010

Dividend yield: 3.75% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		101.88%
+ 90%	4.75%		91.88%
+ 80%	4.75%		81.88%
+ 70%	4.75%		71.88%
+ 60%	4.75%		61.88%
+ 50%	4.75%		51.88%
+ 40%	4.75%		41.88%
+ 30%	4.75%		31.88%
+ 20%	4.75%		21.88%
+ 10%	4.75%		11.88%
+ 5%	4.75%		6.88%

0%	4.75%		1.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-3.12%
- 10%	4.75%	-5.25%	-8.12%
- 20%	4.75%	-15.25%	-18.12%
- 30%	N/A	-25.25%	-28.12%
- 40%	N/A	-35.25%	-38.12%
- 50%	N/A	-45.25%	-48.12%
- 60%	N/A	-55.25%	-58.12%
- 70%	N/A	-65.25%	-68.12%
- 80%	N/A	-75.25%	-78.12%
- 90%	N/A	-85.25%	-88.12%
- 100%	N/A	-95.25%	-98.12%

WELLS FARGO & CO

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 39 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

On December 31, 2008, the Company acquired Wachovia Corporation, one of the nation’s largest diversified financial services companies, providing a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009	$28.45	$13.65	$24.26
September 30, 2009	$29.56	$22.08	$28.18
November 23, 2009*	$31.53	$26.04	$28.07

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $28.07

Protection level: 75.00%

Protection price: $21.05

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.625223

Coupon: 11.00% per annum

Maturity: May 26, 2010

Dividend yield: 1.76% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.88%
+ 90%	5.50%		90.88%
+ 80%	5.50%		80.88%
+ 70%	5.50%		70.88%
+ 60%	5.50%		60.88%
+ 50%	5.50%		50.88%
+ 40%	5.50%		40.88%
+ 30%	5.50%		30.88%
+ 20%	5.50%		20.88%
+ 10%	5.50%		10.88%
+ 5%	5.50%		5.88%

0%	5.50%		0.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.12%
- 10%	5.50%	-4.50%	-9.12%
- 20%	5.50%	-14.50%	-19.12%
- 30%	N/A	-24.50%	-29.12%
- 40%	N/A	-34.50%	-39.12%
- 50%	N/A	-44.50%	-49.12%
- 60%	N/A	-54.50%	-59.12%
- 70%	N/A	-64.50%	-69.12%
- 80%	N/A	-74.50%	-79.12%
- 90%	N/A	-84.50%	-89.12%
- 100%	N/A	-94.50%	-99.12%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 28, 2008, the Company operated 275 stores: 264 stores in 38 U.S. states and the District of Columbia; six stores in Canada; and five stores in the United Kingdom. This includes 55 stores (net of closed and divested locations) acquired from Wild Oats Markets, Inc. (“Wild Oats”) on August 28, 2007: 52 stores in 20 U.S. states and three stores in Canada.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$32.95	$26.89	$32.71
March 31, 2004	$38.61	$32.12	$36.52
June 30, 2004	$46.62	$35.81	$46.50
September 30, 2004	$47.13	$35.67	$41.80
December 31, 2004	$47.49	$38.50	$46.46
March 31, 2005	$52.01	$43.01	$49.76
June 30, 2005	$59.89	$46.77	$57.64
September 30, 2005	$68.06	$57.00	$65.51
December 30, 2005	$77.85	$59.74	$75.41
March 31, 2006	$77.06	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
November 23, 2009*	$34.39	$25.93	$26.73

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $26.73

Protection level: 75.00%

Protection price: $20.05

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.411149

Coupon: 10.75% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.00%
+ 90%	5.375%		90.00%
+ 80%	5.375%		80.00%
+ 70%	5.375%		70.00%
+ 60%	5.375%		60.00%
+ 50%	5.375%		50.00%
+ 40%	5.375%		40.00%
+ 30%	5.375%		30.00%
+ 20%	5.375%		20.00%
+ 10%	5.375%		10.00%
+ 5%	5.375%		5.00%

0%	5.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-5.00%
- 10%	5.375%	-4.625%	-10.00%
- 20%	5.375%	-14.625%	-20.00%
- 30%	N/A	-24.625%	-30.00%
- 40%	N/A	-34.625%	-40.00%
- 50%	N/A	-44.625%	-50.00%
- 60%	N/A	-54.625%	-60.00%
- 70%	N/A	-64.625%	-70.00%
- 80%	N/A	-74.625%	-80.00%
- 90%	N/A	-84.625%	-90.00%
- 100%	N/A	-94.625%	-100.00%

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. (the “Company”) is a provider of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Company was originally incorporated in Delaware in 1972, and as a result of corporate reorganization in 2002, is now incorporated in Bermuda. The Company’s principal executive offices are located at 515 Post Oak Boulevard, Houston, Texas 77027 and there Internet address is www.weatherford.com. Many of the Company’s businesses, including those of Weatherford Enterra, have been operating for more than 50 years.

The Company operates in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world. The Company’s product offerings can be grouped into ten service lines: 1) artificial lift systems; 2) drilling services; 3) well construction; 4) drilling tools; 5) completion systems; 6) wireline and evaluation services; 7) re-entry and fishing; 8) stimulation and chemicals; 9) integrated drilling; and 10) pipeline and specialty services. In 2008, we finalized the divestiture of our oil and gas development and production business. At December 31, 2008, the Company employed approximately 50,000 employees

The linked share’s SEC file number is 001-31339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.75	$7.83	$9.00
March 31, 2004	$11.78	$8.96	$10.51
June 30, 2004	$11.50	$9.92	$11.25
September 30, 2004	$12.89	$10.83	$12.76
December 31, 2004	$13.81	$12.16	$12.83
March 31, 2005	$15.33	$12.13	$14.49
June 30, 2005	$15.11	$11.91	$14.50
September 30, 2005	$17.84	$14.29	$17.17
December 30, 2005	$18.97	$14.25	$18.10
March 31, 2006	$23.10	$18.25	$22.88
June 30, 2006	$29.37	$22.13	$24.81
September 29, 2006	$25.85	$18.54	$20.86
December 29, 2006	$23.53	$19.13	$20.90
March 30, 2007	$23.45	$18.12	$22.55
June 29, 2007	$29.52	$22.52	$27.62
September 28, 2007	$34.95	$24.32	$33.59
December 31, 2007	$36.11	$28.77	$34.30
March 31, 2008	$36.83	$25.92	$36.24
June 30, 2008	$49.98	$34.97	$49.59
September 30, 2008	$49.76	$22.26	$25.14
December 31, 2008	$24.58	$7.75	$10.82
March 31, 2009	$14.47	$9.08	$11.07
June 30, 2009	$23.74	$10.50	$19.56
September 30, 2009	$23.00	$17.23	$20.73
November 23, 2009*	$20.92	$16.27	$16.30

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFT

Initial price: $16.30

Protection level: 70.00%

Protection price: $11.41

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.349693

Coupon: 10.50% per annum

Maturity: May 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	5.25%	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%